EXHIBIT 99.1

AGREEMENT AND PLAN OF MERGER

Dated as of February 6, 2000   among

PFIZER INC., SEMINOLE ACQUISITION SUB CORP.

and

WARNER-LAMBERT COMPANY

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER; CERTAIN RELATED MATTERS

1.1    The Merger
1.2    Closing
1.3    Effective Time
1.4    Effects of the Merger
1.5    Certificate of Incorporation
1.6    Bylaws
1.7    Officers and Directors of Surviving Corporation and Pfizer
1.8    Effect on Capital Stock
1.9    Warner-Lambert Stock Options and Other Equity-Based Awards
1.10  Certain Adjustments
1.11  Associated Rights

1 2 2 2 2 3 3 3 3 5 5

ARTICLE II EXCHANGE OF CERTIFICATES

2.1    Exchange Fund
2.2    Exchange Procedures
2.3    Distributions with Respect to Unexchanged Shares
2.4    No Further Ownership Rights in Warner-Lambert Common Stock 2.5    No Fractional Shares of Pfizer Common Stock
2.6    Termination of Exchange Fund
2.7    No Liability
2.8    Investment of the Exchange Fund
2.9    Lost Certificates
2.10  Withholding Rights
2.11  Further Assurances
2.12  Stock Transfer Books
2.13  Affiliates

6 6 7 7 7 8 8 8 8 8 9 9 9

ARTICLE III REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Pfizer 3.2 Representations and Warranties of Warner-Lambert 3.3 Representations and Warranties of Pfizer and Merger Sub	9 18 26

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 Covenants of Pfizer 4.2 Covenants of Warner-Lambert 4.3 Governmental Filings 4.4 Control of Other Party's Business	26 30 33 33

ARTICLE V ADDITIONAL AGREEMENTS

5.1    Preparation of Proxy Statement; Stockholders Meetings
5.2    Pfizer Board of Directors; Executive Officers; Headquarters;
        Warner-Lambert Name
5.3    Access to Information/Employees
5.4    Reasonable Best Efforts
5.5    Acquisition Proposals
5.6    Employee Benefits Matters
5.7    Fees and Expenses
5.8    Directors' and Officers' Indemnification and Insurance
5.9    Public Announcements
5.10  Accountant's Letters
5.11  Listing of Shares of Pfizer Common Stock
5.12  Dividends
5.13  Affiliates
5.14  Section 16 Matters
5.15  Lipitor Arrangements

34 37 37 38 40 41 43 43 43 44 44 45 45 45 46

ARTICLE VI CONDITIONS PRECEDENT

6.1 Conditions to Each Party's Obligation to Effect the Merger 6.2 Additional Conditions to Obligations of Pfizer and Merger Sub 6.3 Additional Conditions to Obligations of Warner-Lambert	48 49 50

ARTICLE VII TERMINATION AND AMENDMENT

7.1 Termination 7.2 Effect of Termination 7.3 Amendment 7.4 Extension; Waiver	51 53 54 55

ARTICLE VIII GENERAL PROVISIONS

8.1    Non-Survival of Representations, Warranties and Agreements
8.2    Notices
8.3    Interpretation
8.4    Counterparts
8.5    Entire Agreement; No Third Party Beneficiaries
8.6    Governing Law
8.7    Severability
8.8    Assignment
8.9    Submission to Jurisdiction; Waivers
8.10  Enforcement
8.11 Definitions	55 55 56 56 56 57 57 57 57 58 58

LIST OF EXHIBITS

Exhibit          Title
1.5(b)                    Certificate of Incorporation Amendment
1.6(b)                    Bylaw Amendment
5.13                      Form of Affiliate Letter
5.15(a)                  Third Amendment to the Collaboration Agreement
5.15(b)                  Third Amendment to the International Co-Promotion Agreement
5.15(c)                   Letter Agreement relating to the Norvasc/Lipitor combination product
6.2(c)(1)                 Form of Opinion of Cadwalader, Wickersham & Taft
6.2(c)(2)                 Form of Pfizer Representations Letter
6.2(c)(3)                 Form of Warner-Lambert Representations Letter
6.3(c)(1)                 Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

     AGREEMENT AND PLAN OF MERGER, dated as of February 6, 2000 (this "Agreement"), among PFIZER INC., a Delaware corporation ("Pfizer"), SEMINOLE ACQUISITION SUB CORP., a Delaware corporation and a direct wholly-owned subsidiary of Pfizer ("Merger Sub"), and WARNER-LAMBERT COMPANY, a Delaware corporation ("Warner-Lambert").

W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Warner-Lambert and Pfizer deem it advisable and in the best interests of each corporation and its respective stockholders that Warner-Lambert and Pfizer engage in a business combination in order to advance the long-term strategic business interests of Warner-Lambert and Pfizer;

     WHEREAS, the combination of Warner-Lambert and Pfizer shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

     WHEREAS, in furtherance thereof, the respective Boards of Directors of Warner-Lambert and Pfizer have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of common stock, par value $1.00 per share, of Warner-Lambert ("Warner-Lambert Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in Section 1.3), other than shares owned or held directly by Pfizer or directly or indirectly by Warner-Lambert, will be converted into the right to receive shares of common stock, par value $0.05 per share, of Pfizer ("Pfizer Common Stock") as set forth in Section 1.8;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder; and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests transaction under United States generally accepted accounting principles ("GAAP").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
THE MERGER; CERTAIN RELATED MATTERS

     1.1   The Merger.Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into Warner-Lambert at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Warner-Lambert shall continue as the surviving corporation (the "Surviving Corporation").

        1.2   Closing.  Upon the terms and subject to the conditions set forth in Article VI and the termination rights set forth in Article VII, the closing of the Merger (the "Closing") will take place on the first Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date) set forth in Article VI, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York, 10038, unless another place is agreed to in writing by the parties hereto.

     1.3   Effective Time. As soon as practicable following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI, at the Closing the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such subsequent time as Pfizer and Warner-Lambert shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

    1.4   Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Warner-Lambert and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Warner-Lambert and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

       1.5   Certificate of Incorporation. (a) The certificate of incorporation of Warner-Lambert, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          (b)   Pfizer will use its reasonable best efforts to amend the certificate of incorporation of Pfizer effective as of the Effective Time, as set forth in Exhibit 1.5(b) hereto, to increase the number of directors on the Pfizer Board of Directors to not less than ten nor more than twenty-four (the "Board Amendment"). If the Board Amendment is approved by Pfizer's Stockholders at the Pfizer Stockholders Meeting, Pfizer shall use its reasonable best efforts to appoint to the Pfizer Board of Directors effective as of the Effective Time eight individuals currently serving on the Warner-Lambert Board of Directors, each such individual to be appointed to the class of the Pfizer Board of Directors determined by Pfizer after taking into account the advice and recommendation of the Transition Planning Team referred to in the letter mentioned in Section 1.7 herein. In the event that the Board Amendment is not approved by Pfizer's stockholders at the Pfizer Stockholder Meeting, then Pfizer will take all action to expand its Board of Directors to 18 members effective as of the Effective Time and appoint three current Warner-Lambert directors to the Pfizer Board of Directors and use its reasonable best efforts to appoint three additional current Warner-Lambert directors to the Pfizer Board of Directors as each new vacancy on the Pfizer Board of Directors occurs following the Effective Time.

     1.6   Bylaws. The bylaws of Warner-Lambert, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The bylaws of Pfizer shall be amended effective as of the Effective Time to the effect provided in Exhibit 1.6(b). The amendment to the bylaws of Pfizer is referred to in this Agreement as the "Pfizer Bylaw Amendment."

     1.7   Officers and Directors of Surviving Corporation and Pfizer.  Upon consummation of the Merger, the officers and directors of Pfizer shall be as provided in the letter to the Chairman and the Chief Executive Officer of Warner-Lambert, dated February 6, 2000, from the Chairman and Chief Executive Officer of Pfizer.

     1.8   Effect on Capital Stock.  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Warner-Lambert Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Warner-Lambert Common Stock owned by Pfizer or Merger Sub or held by Warner-Lambert, all of which shall be canceled as provided in Section 1.8(c)), together with the associated Warner-Lambert Rights, shall be converted into 2.75 validly issued, fully paid and non-assessable shares of Pfizer Common Stock (the "Exchange Ratio") and the associated Pfizer Rights (together with any cash in lieu of fractional shares of Pfizer Common Stock to be paid pursuant to Section 2.5, the "Merger Consideration").

               (b) As a result of the Merger and without any action on the part of the holders thereof, at the Effective Time, all shares of Warner-Lambert Common Stock (together with the associated Warner-Lambert Rights) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Warner-Lambert Common Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of Warner-Lambert Common Stock, except as provided herein or by law.

               (c) Each share of Warner-Lambert Common Stock issued and owned by Pfizer or Merger Sub or held by Warner-Lambert at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired and no stock of Pfizer or other consideration shall be delivered in exchange therefor.

               (d) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

     1.9    Warner-Lambert Stock Options and Other Equity-Based Awards.   (a)  Each Warner-Lambert Stock Option (as defined in Section 3.2(b)) that was granted pursuant to the Warner-Lambert Stock Option Plans (as defined in Section 3.2(b)) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Warner-Lambert Common Stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Warner-Lambert Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Warner-Lambert Stock Option Plans or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Pfizer Common Stock determined by multiplying the number of shares of Warner-Lambert Common Stock subject to such Warner-Lambert Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of Pfizer Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Warner-Lambert Stock Option divided by the Exchange Ratio; provided, however, that in the case of any Warner-Lambert Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. On or prior to the Effective Time, Warner-Lambert will take all actions necessary such that all Warner-Lambert Stock Options outstanding prior to the Effective Time under the Warner-Lambert Stock Option Plans are treated in accordance with the immediately preceding sentences, including, but not limited to, precluding the holder of each Warner-Lambert Stock Option from receiving any cash payments in respect of such Option in connection with the Merger.

               (b) Pursuant to the Warner-Lambert Stock Option Plans, restricted shares of Warner-Lambert Common Stock granted pursuant thereto which are outstanding immediately prior to the Effective Time shall become fully vested and free of restrictions as of the Effective Time in accordance with the terms thereof. Each such award shall be converted, as of the Effective Time, into a number of shares of Pfizer Common Stock equal to the product of (1) the number of shares subject to the award and (2) the Exchange Ratio; and the number of shares of Pfizer Common Stock as so determined shall be delivered to the holder of each such award as soon as practicable following the Effective Time. On or prior to the Effective Time, Warner-Lambert will take all actions necessary such that awards of restricted shares are treated in accordance with the immediately preceding sentences, including, but not limited to, precluding each holder from receiving any cash payments in respect of such awards in connection with the Merger.

               (c) All Warner-Lambert stock credits (including any fractions thereof) in each stock account which is governed by the terms of Warner-Lambert's 1996 Stock Plan ("Warner-Lambert Stock Credits") shall, as of the Effective Time, be converted into a number of Pfizer stock credits equal to the product of (1) the number of Warner-Lambert Stock Credits in such stock account immediately prior to the Effective Time and (2) the Exchange Ratio, and shall otherwise remain subject to the terms and conditions applicable to such Warner-Lambert Stock Credits. On or prior to the Effective Time, Warner-Lambert shall take all actions necessary to ensure that such Warner-Lambert Stock Credits are converted in accordance with the immediately preceding sentence, including, but not limited to, precluding each holder from receiving any cash payments in respect of such stock account in connection with the Merger.

               (d) Prior to the Effective Time and pursuant to the authority reserved by Warner-Lambert under the Warner-Lambert Stock Option Plans, Warner-Lambert will take all actions necessary to preclude the holder of any stock appreciation right or limited stock appreciation right granted separately or in tandem with the awards described in Section 1.9(a) or (b) hereof from receiving any cash payments in respect of such awards in connection with the Merger.

               (e) As soon as practicable after the Effective Time, Pfizer shall deliver to the holders of Warner-Lambert Stock Options appropriate notices setting forth such holders' rights pursuant to the Warner-Lambert Stock Option Plans (including that, in connection with the Merger and pursuant to the terms of the Warner-Lambert Stock Option Plans, the Warner-Lambert Stock Options of such holders have become fully vested and exercisable) and the agreements evidencing the grants of such Warner-Lambert Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.9 after giving effect to the Merger and the terms of the Warner-Lambert Stock Option Plans). To the extent permitted by law, Pfizer shall comply with the terms of the Warner-Lambert Stock Option Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such Warner-Lambert Stock Option Plans, to have the Warner-Lambert Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Pfizer after the Effective Time.

               (f) Pfizer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Pfizer Common Stock for delivery upon exercise of Warner-Lambert Stock Options or in connection with restricted shares or in connection with the settlement of stock accounts in accordance with this Section 1.9. Promptly after the Effective Time, Pfizer shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Pfizer Common Stock subject to such options or restricted shares or stock accounts and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options, restricted shares or stock accounts remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Pfizer shall administer the Warner-Lambert Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

     1.10    Certain Adjustments.  If, between the date of this Agreement and the Effective Time, the outstanding Pfizer Common Stock or Warner-Lambert Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the Exchange Ratio shall be appropriately adjusted to provide to the holders of Warner-Lambert Common Stock the same economic effect as contemplated by this Agreement prior to such event.

     1.11   Associated Rights. References in Article I and Article II of this Agreement to Warner-Lambert Common Stock shall include, unless the context requires otherwise, the associated Warner-Lambert Rights and references in Article I and Article II of this Agreement to Pfizer Common Stock shall include, unless the context requires otherwise, the associated Pfizer Rights.

ARTICLE II
EXCHANGE OF CERTIFICATES

     2.1   Exchange Fund. Prior to the Effective Time, Pfizer shall appoint a commercial bank or trust company reasonably acceptable to Warner-Lambert having net capital of not less than $300,000,000, or a subsidiary thereof, to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Pfizer shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of Warner-Lambert Common Stock, certificates representing the Pfizer Common Stock issuable pursuant to Section 1.8 in exchange for outstanding shares of Warner-Lambert Common Stock. Pfizer agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.5 and any dividends and other distributions pursuant to Section 2.3. Any cash and certificates of Pfizer Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

      2.2   Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Pfizer may reasonably specify (such letter to be reasonably acceptable to Warner-Lambert prior to the Effective Time) and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of Pfizer Common Stock (which shall be in uncertificated book-entry form unless a physical certificate is requested) representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 1.8 (after taking into account all shares of Warner-Lambert Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article II, including cash in lieu of any fractional shares of Pfizer Common Stock pursuant to Section 2.5 and dividends and other distributions pursuant to Section 2.3. No interest will be paid or will accrue on any cash payable pursuant to Section 2.3 or Section 2.5. In the event of a transfer of ownership of Warner-Lambert Common Stock which is not registered in the transfer records of Warner-Lambert, one or more shares of Pfizer Common Stock evidencing, in the aggregate, the proper number of shares of Pfizer Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Pfizer Common Stock pursuant to Section 2.5 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3, may be issued with respect to such Warner-Lambert Common Stock to such a transferee if the Certificate representing such shares of Warner-Lambert Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     2.3   Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to shares of Pfizer Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Pfizer Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Pfizer Common Stock shall be paid to any such holder pursuant to Section 2.5 until such holder shall surrender such Certificate in accordance with Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to such holder of shares of Pfizer Common Stock issuable in exchange therefor, without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Pfizer Common Stock to which such holder is entitled pursuant to Section 2.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Pfizer Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Pfizer Common Stock.

     2.4   No Further Ownership Rights in Warner-Lambert Common Stock. All shares of Pfizer Common Stock issued and cash paid upon conversion of shares of Warner-Lambert Common Stock in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Section 2.3 or 2.5) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Warner-Lambert Common Stock.

     2.5    No Fractional Shares of Pfizer Common Stock.  (a) No certificates or scrip or shares of Pfizer Common Stock representing fractional shares of Pfizer Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Pfizer or a holder of shares of Pfizer Common Stock.

               (b) Notwithstanding any other provision of this Agreement, each holder of shares of Warner-Lambert Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Pfizer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Pfizer Common Stock multiplied by (ii) the closing price for a share of Pfizer Common Stock on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape on the date of the Effective Time or, if such date is not a Business Day, the Business Day immediately following the date on which the Effective Time occurs.

               (c) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Pfizer, and Pfizer shall cause the Surviving Corporation to deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

     2.6    Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Pfizer or otherwise on the instruction of Pfizer, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Pfizer for the Merger Consideration with respect to the shares of Warner-Lambert Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, any cash in lieu of fractional shares of Pfizer Common Stock to which such holders are entitled pursuant to Section 2.5 and any dividends or distributions with respect to shares of Pfizer Common Stock to which such holders are entitled pursuant to Section 2.3. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Warner-Lambert Common Stock five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.1(c)(iii)) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

     2.7    No Liability. None of Pfizer, Merger Sub, Warner-Lambert, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     2.8    Investment of the Exchange Fund.  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Pfizer on a daily basis; provided, that no such gain or loss thereon shall affect the amounts payable to Warner-Lambert stockholders pursuant to Article I and the other provisions of this Article II. Any interest and other income resulting from such investments shall promptly be paid to Pfizer.

     2.9    Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Warner-Lambert Common Stock formerly represented thereby, any cash in lieu of fractional shares of Pfizer Common Stock, and unpaid dividends and distributions on shares of Pfizer Common Stock deliverable in respect thereof, pursuant to this Agreement.

     2.10    Withholding Rights. Each of the Surviving Corporation and Pfizer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Warner-Lambert Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Pfizer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Warner-Lambert Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Pfizer, as the case may be.

     2.11    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Warner-Lambert or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Warner-Lambert or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     2.12   Stock Transfer Books. The stock transfer books of Warner-Lambert shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Warner-Lambert Common Stock thereafter on the records of Warner-Lambert. On or after the Effective Time, any Certificates presented to the Exchange Agent or Pfizer for any reason shall be converted into the Merger Consideration with respect to the shares of Warner-Lambert Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Pfizer Common Stock to which the holders thereof are entitled pursuant to Section 2.5) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.3.

     2.13    Affiliates. Notwithstanding anything to the contrary herein, to the fullest extent permitted by law, no certificates representing shares of Pfizer Common Stock or cash shall be delivered to a Person who may be deemed an "affiliate" of Warner-Lambert in accordance with Section 5.13 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), or for purposes of qualifying the Merger for pooling-of-interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC") until such Person has executed and delivered an Affiliate Agreement (as defined in Section 5.13) to Pfizer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

     3.1   Representations and Warranties of Pfizer. Except as set forth in the Pfizer disclosure schedule delivered by Pfizer to Warner-Lambert prior to the execution of this Agreement (the "Pfizer Disclosure Schedule") (each section of which qualifies the correspond-ingly numbered representation and warranty or covenant), Pfizer represents and warrants to Warner-Lambert as follows:

               (a) Organization, Standing and Power; Subsidiaries.

          (i) Each of Pfizer and each of its Subsidiaries (as defined in Section 8.11) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer. The copies of the certificate of incorporation and bylaws of Pfizer which were previously furnished or made available to Warner-Lambert are true, complete and correct copies of such documents as in effect on the date of this Agreement.

          (ii) Exhibit 21 to Pfizer's Annual Report on Form 10K for the year ended December 31, 1998 includes all the Subsidiaries of Pfizer which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in Exhibit 21, owned directly or indirectly by Pfizer, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the Pfizer SEC Reports (as defined in Section 3.1(d)) filed prior to the date hereof, neither Pfizer nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Pfizer and its Subsidiaries taken as a whole.

               (b) Capital Structure.

          (i) As of December 31, 1999, the authorized capital stock of Pfizer consisted of (A) 9,000,000,000 shares of Pfizer Common Stock of which 3,846,907,771 shares were outstanding and 413,166,530 shares were held in the treasury of Pfizer and (B) 12,000,000 shares of Preferred Stock, no par value, of which 3,000,000 shares have been designated Series A Junior Preferred Stock and reserved for issuance upon exercise of the rights (the "Pfizer Rights") distributed to the holders of Pfizer Common Stock pursuant to the Rights Agreement, dated as of October 6, 1997 between Pfizer and ChaseMellon Shareholder Services, L.L.C. (the "Pfizer Rights Agreement"). Since December 31, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Pfizer or any other securities of Pfizer other than issuances of shares pursuant to options or rights outstanding as of December 31, 1999 under the Benefit Plans (as defined in Section 8.11(b)) of Pfizer. All issued and outstanding shares of the capital stock of Pfizer are, and when shares of Pfizer Common Stock are issued in the Merger or upon exercise of stock options converted in the Merger pursuant to Section 1.9, such shares will be, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. There were outstanding as of December 31, 1999 no options, warrants or other rights to acquire capital stock from Pfizer other than (x) the Pfizer Rights and (y) options, restricted stock and other rights to acquire capital stock from Pfizer representing in the aggregate the right to purchase approximately 273,104,687 shares of Pfizer Common Stock (collectively, the "Pfizer Stock Options") under Pfizer's Stock and Incentive Plan, Pfizer's Performance-Contingent Share Award Program, Pfizer's Annual Retainer Unit Award Plan (for non-employee Directors), Pfizer's Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors and Pfizer's Restricted Stock Plan for Non-Employee Directors (collectively, the "Pfizer Stock Option Plans"). Section 3.1(b) of the Pfizer Disclosure Schedule sets forth a complete and correct list, as of December 31, 1999, of the number of shares of Pfizer Common Stock subject to Pfizer Stock Options or other rights to purchase or receive Pfizer Common Stock granted under the Pfizer Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. No options or warrants or other rights to acquire capital stock from Pfizer have been issued or granted since December 31, 1999 to the date of this Agreement.

          (ii) No bonds, debentures, notes or other indebtedness of Pfizer having the right to vote on any matters on which holders of capital stock of Pfizer may vote ("Pfizer Voting Debt") are issued or outstanding.

           (iii) Except as otherwise set forth in this Section 3.1(b) and as contemplated by Section 1.8 and Section 1.9, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Pfizer or any of its Subsidiaries is a party or by which any of them is bound obligating Pfizer or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Pfizer or any of its Subsidiaries or obligating Pfizer or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Pfizer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Pfizer or any of its Subsidiaries.

      (c) Authority; No Conflicts.

          (i) Pfizer has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the requisite stockholder approval of the issuance of the shares of Pfizer Common Stock to be issued in the Merger (the "Share Issuance") and the Board Amendment (collectively, the "Pfizer Stockholder Approval"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pfizer, subject to obtaining the Pfizer Stockholder Approval. This Agreement has been duly executed and delivered by Pfizer and constitutes a valid and binding agreement of Pfizer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The execution and delivery of this Agreement by Pfizer does not or will not, as the case may be, and the consummation by Pfizer of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on, or the loss of, any assets, including Intellectual Property (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the certificate of incorporation or bylaws of Pfizer or any material Subsidiary of Pfizer, or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(g)) on Pfizer, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pfizer or any Subsidiary of Pfizer or their respective properties or assets.

          (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to Pfizer or any Subsidiary of Pfizer in connection with the execution and delivery of this Agreement by Pfizer or the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws (the "Blue Sky Laws"), (C) the Securities Act, (D) the Exchange Act, (E) the DGCL with respect to the filing of the Certificate of Merger, (F) rules and regulations of the NYSE, (G) antitrust or other competition laws of other jurisdictions, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings the failures of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (G) are hereinafter referred to as "Necessary Consents."

      (d)  Reports and Financial Statements.

          (i) Pfizer has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "Pfizer SEC Reports"). No Subsidiary of Pfizer is required to file any form, report, registration statement, prospectus or other document with the SEC. None of the Pfizer SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Pfizer SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Pfizer and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount. All of such Pfizer SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Pfizer SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

           (ii) Except as disclosed in the Pfizer SEC Reports filed prior to the date hereof, since December 31, 1998, Pfizer and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Pfizer and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer.

      (e)   Information Supplied.

          (i) None of the information supplied or to be supplied by Pfizer for inclusion or incorporation by reference in (A) the Form S-4 (as defined in Section 5.1) will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Joint Proxy Statement/Prospectus (as defined in Section 5.1) will, on the date it is first mailed to Warner-Lambert stockholders or Pfizer stockholders or at the time of the Warner-Lambert Stockholders Meeting or the Pfizer Stockholders Meeting (each as defined in Section 5.1), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

          (ii) Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Pfizer with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Warner-Lambert for inclusion or incorporation by reference therein.

           (f)   Board Approval. The Board of Directors of Pfizer, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Pfizer Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of Pfizer and its stockholders, (ii) approved this Agreement, the Merger, the Board Amendment, the Pfizer Bylaw Amendment and the Share Issuance and (iii) recommended that the stockholders of Pfizer approve the Share Issuance and adopt the Board Amendment and directed that the Share Issuance and the Board Amendment be submitted for consideration by Pfizer's stockholders at the Pfizer Stockholders Meeting. The Pfizer Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of Pfizer, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby.

           (g)   Vote Required. The affirmative vote of at least a majority of the votes cast by the holders of Pfizer Common Stock, provided that the total votes cast represents a majority of the outstanding shares of Pfizer Common Stock, is the only vote necessary to approve the Share Issuance. The affirmative vote of the holders of at least 80% of the outstanding shares of Pfizer Common Stock is necessary to approve the Board Amendment.

      (h) Litigation; Compliance with Laws.

          (i) Except as disclosed in the Pfizer SEC Reports filed prior to the date of this Agreement, there are no suits, actions or proceedings (collectively "Actions") pending or, to the knowledge of Pfizer, threatened, against or affecting Pfizer or any Subsidiary of Pfizer which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Pfizer or any Subsidiary of Pfizer which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer.

          (ii) Except as disclosed in the Pfizer SEC Reports filed prior to the date of this Agreement and except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer, Pfizer and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are necessary for the operation of the businesses of Pfizer and its Subsidiaries, taken as a whole (the "Pfizer Permits"). Pfizer and its Subsidiaries are in compliance with the terms of the Pfizer Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer. Except as disclosed in the Pfizer SEC Reports filed prior to the date of this Agreement, neither Pfizer nor any of its Subsidiaries is in violation of, and Pfizer and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer.

       (i)   Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Pfizer SEC Reports filed prior to the date of this Agreement, and except as permitted by Section 4.1, since September 30, 1999, (i) Pfizer and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by Pfizer or any of its Subsidiaries during the period from September 30,1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1. Except as disclosed in the Pfizer SEC Reports filed prior to the date of this Agreement, since December 31, 1998, there have not been any changes, circumstances or events (including changes, circumstances or events involving, impacting or related to development stage products of Pfizer) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Pfizer.

          (j)   Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer and except as disclosed in the Pfizer SEC Reports filed prior to the date of this Agreement (i) the operations of Pfizer and its Subsidiaries have been and are in compliance with all Environmental Laws (as defined below), and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of Pfizer, threatened, Actions under or pursuant to Environmental Laws against Pfizer or its Subsidiaries or involving any real property currently or, to the knowledge of Pfizer, formerly owned, operated or leased by Pfizer or its Subsidiaries, (iii) Pfizer and its Subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of Pfizer, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Pfizer, formerly owned, operated or leased by Pfizer or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and, to the knowledge of Pfizer, all real property operated or leased by Pfizer or its Subsidiaries is free of contamination from Hazardous Material (as defined below) that would have an adverse effect on human health or the environment and (v) there is not now, nor, to the knowledge of Pfizer, has there been in the past, on, in or under any real property owned, leased or operated by Pfizer or any of its predecessors (A) any underground storage tanks regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (B) any friable asbestos-containing materials or (C) any polychlorinated biphenyls.

          As used in this Agreement, "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Clean Air Act, 33 U.S.C. 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136, et seq., Occupational Safety and Health Act 29 U.S.C. 651, et seq. and the Oil Pollution Act of 1990, 33 U.S.C. 2701, et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which includes petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls.

          (k)   Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Pfizer and except as disclosed in the Pfizer SEC Reports filed prior to the date of the Agreement: (i) Pfizer and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by Pfizer and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Pfizer or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of Pfizer, no Person is challenging, infringing on or otherwise violating any right of Pfizer or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Pfizer or its Subsidiaries; and (iv) neither Pfizer nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Pfizer and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Pfizer or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

          (l)   Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Pfizer, except Lazard Freres & Co. LLC and Merrill Lynch & Co., each of whose fees and expenses will be paid by Pfizer in accordance with Pfizer's agreements with such firms, copies of which have been provided to Warner-Lambert.

          (m)   Opinions of Pfizer Financial Advisors. Pfizer has received the opinions of Lazard Freres & Co. LLC and Merrill Lynch & Co., each dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair to Pfizer, from a financial point of view, copies of which opinions will be promptly delivered to Warner-Lambert.

          (n)   Accounting Matters. To the knowledge of Pfizer, neither Pfizer nor any of its affiliates has taken or agreed to take any action, and no fact or circumstance is known to Pfizer, that would prevent Pfizer from accounting for the Merger as a "pooling-of-interests" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          (o)   Taxes. Each of Pfizer and its Subsidiaries has accurately filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to accurately file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Pfizer. For purposes of this Agreement: (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority or any obligation to pay Taxes imposed on any entity for which a party to this Agreement is liable as a result of any indemnification provision or other contractual obligation, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          (p)   Certain Contracts. As of the date hereof, except as set forth in the Pfizer SEC Reports filed prior to the date of this Agreement, neither Pfizer nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict Pfizer or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that would, after the Effective Time, to the knowledge of Pfizer, limit or restrict Pfizer or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (q)   Pfizer Stockholder Rights Plan. The Board of Directors of Pfizer has amended the Pfizer Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement. Pfizer has delivered to Warner-Lambert a true and correct copy of the Pfizer Rights Agreement, as amended, in effect as of execution and delivery of this Agreement.

          (r)   Employee Benefit Plans. Except as disclosed in the Pfizer SEC Reports, there are no Benefit Plans maintained by Pfizer covering only Pfizer executive officers. Each Benefit Plan maintained by Pfizer has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on Pfizer. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by Pfizer that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Pfizer employee which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Pfizer.

          (s) Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on Pfizer, Pfizer is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, continuation of health insurance ("COBRA"), labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

      3.2   Representations and Warranties of Warner-Lambert. Except as set forth in the Warner-Lambert Disclosure Schedule delivered by Warner-Lambert to Pfizer prior to the execution of this Agreement (the "Warner-Lambert Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant), Warner-Lambert represents and warrants to Pfizer as follows:

          (a) Organization, Standing and Power; Subsidiaries.

      (i) Each of Warner-Lambert and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failures to be so organized, existing and in good standing or to have such power and authority, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failures so to qualify or to be in good standing in the aggregate would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert. The copies of the certificate of incorporation and bylaws of Warner-Lambert which were previously furnished or made available to Pfizer are true, complete and correct copies of such documents as in effect on the date of this Agreement.

     (ii)  Exhibit 21 to Warner-Lambert's Annual Report on Form 10K for the year ended December 31, 1998 includes all the Subsidiaries of Warner-Lambert which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and non-assessable and are, except as set forth in Exhibit 21, owned directly or indirectly by Warner-Lambert, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws. Except as set forth in the Warner-Lambert SEC Reports (as defined in Section 3.2(d)) filed prior to the date hereof, neither Warner-Lambert nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than Subsidiaries), that is or would reasonably be expected to be material to Warner-Lambert and its Subsidiaries taken as a whole.

  (b) Capital Structure.

      (i)  As of December 31, 1999, the authorized capital stock of Warner-Lambert consisted of (A) 1,200,000,000 shares of Warner-Lambert Common Stock, of which 862,047,037 shares were outstanding and 99,934,571 shares were held in the treasury of Warner-Lambert and (B) 5,000,000 shares of Preferred Stock, par value $1.00 per share, none of which were outstanding and 400,000 shares of which have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "Warner-Lambert Rights") distributed to the holders of Warner-Lambert Common Stock pursuant to the Rights Agreement dated as of March 25, 1997, between Warner-Lambert and First Chicago Trust Company of New York (the "Warner-Lambert Rights Agreement"). Since December 31, 1999 to the date of this Agreement, there have been no issuances of shares of the capital stock of Warner-Lambert or any other securities of Warner-Lambert other than issuances of shares (and accompanying Warner-Lambert Rights) pursuant to options or rights outstanding as of December 31, 1999 under the Benefit Plans of Warner-Lambert. All issued and outstanding shares of the capital stock of Warner-Lambert are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of December 31, 1999 no options, warrants or other rights to acquire capital stock from Warner-Lambert other than (x) the Warner-Lambert Rights and (y) options and other rights to acquire capital stock of Warner-Lambert representing in the aggregate the right to purchase 71,520,520 shares of Warner-Lambert Common Stock (collectively, the "Warner-Lambert Stock Options") under the 1989 Stock Plan, the 1992 Stock Plan, the 1996 Stock Plan and the Restricted Stock Plan for Directors (collectively, the "Warner-Lambert Stock Option Plans"). Except in connection with pre-employment grants of Warner-Lambert Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 5,000 shares of Warner-Lambert Common Stock, Section 3.2(b) of the Warner-Lambert Disclosure Schedule sets forth a complete and correct list, as of December 31, 1999, of the number of shares of Warner-Lambert Common Stock subject to Warner-Lambert Stock Options or other rights to purchase or receive Warner-Lambert Common Stock granted under the Warner-Lambert Benefit Plans or otherwise, the dates of grant and the exercise prices thereof. Except in connection with pre-employment grants of Warner-Lambert Stock Options made in a manner consistent with past practice to purchase, in the aggregate, not more than 10,000 shares of Warner-Lambert Common Stock, and except as set forth on Schedule 3.2(b)(i) of the Warner-Lambert Disclosure Schedule, no options or warrants or other rights to acquire capital stock from Warner-Lambert have been issued or granted since December 31, 1999 to the date of this Agreement.

     (ii)   No bonds, debentures, notes or other indebtedness of Warner-Lambert having the right to vote on any matters on which stockholders may vote ("Warner-Lambert Voting Debt") are issued or outstanding.

     (iii)   Except as otherwise set forth in this Section 3.2(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Warner-Lambert or any of its Subsidiaries is a party or by which any of them is bound obligating Warner-Lambert or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Warner-Lambert or any of its Subsidiaries or obligating Warner-Lambert or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Warner-Lambert or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Warner-Lambert or any of its Subsidiaries.

(c)   Authority; No Conflicts.

     (i)  Warner-Lambert has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Warner-Lambert Vote (as defined in Section 3.2(g)). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Warner-Lambert, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Warner-Lambert Vote. This Agreement has been duly executed and delivered by Warner-Lambert and constitutes a valid and binding agreement of Warner-Lambert, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (ii)  The execution and delivery of this Agreement by Warner-Lambert does not or will not, as the case may be, and the consummation by Warner-Lambert of the Merger and the other transactions contemplated hereby will not, conflict with, or result in a Violation pursuant to: (A) any provision of the certificate of incorporation or bylaws of Warner-Lambert or any material Subsidiary of Warner-Lambert or (B) except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert or, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Warner-Lambert or any Subsidiary of Warner-Lambert or their respective properties or assets.

     (iii)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Warner-Lambert or any Subsidiary of Warner-Lambert in connection with the execution and delivery of this Agreement by Warner-Lambert or the consummation of the Merger and the other transactions contemplated hereby, except the Necessary Consents and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

(d) Reports and Financial Statements.

     (i)  Warner-Lambert has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1998 (collectively, including all exhibits thereto, the "Warner-Lambert SEC Reports"). No Subsidiary of Warner-Lambert is required to file any form, report, registration statement or prospectus or other document with the SEC. None of the Warner-Lambert SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Warner-Lambert SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Warner-Lambert and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to the absence of notes and normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Warner-Lambert SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Warner-Lambert SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

      (ii)  Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date hereof, since December 31, 1998, Warner-Lambert and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Warner-Lambert and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (A) liabilities incurred in the ordinary course of business, or (B) liabilities that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

(e) Information Supplied.

     (i)  None of the information supplied or to be supplied by Warner-Lambert for inclusion or incorporation by reference in (A) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Joint Proxy Statement/Prospectus will, on the date it is first mailed to Warner-Lambert stockholders or Pfizer stockholders or at the time of the Warner-Lambert Stockholders Meeting or the Pfizer Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

     (ii)  Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Warner-Lambert with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement/Prospectus based on information supplied by Pfizer or Merger Sub for inclusion or incorporation by reference therein.

          (f)   Board Approval. The Board of Directors of Warner-Lambert, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Warner-Lambert Board Approval"), has duly (i) determined that this Agreement and the Merger are advisable and are fair to and in the best interests of Warner-Lambert and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of Warner-Lambert adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by Warner-Lambert's stockholders at the Warner-Lambert Stockholders Meeting. The Warner-Lambert Board Approval constitutes approval of this Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of Warner-Lambert, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Merger or the other transactions contemplated hereby or thereby.

          (g)  Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Warner-Lambert Common Stock to adopt this Agreement and approve the Merger (the "Required Warner-Lambert Vote") is the only vote of the holders of any class or series of Warner-Lambert capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

           (h)  Litigation; Compliance with Laws.

        (i) Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, there are no Actions pending or, to the knowledge of Warner-Lambert, threatened, against or affecting Warner-Lambert or any Subsidiary of Warner-Lambert which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Warner-Lambert, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Warner-Lambert or any Subsidiary of Warner-Lambert which, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

      (ii) Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of the Agreement and except as would, in the aggregate, not reasonably be expected to have a Material Adverse Effect on Warner-Lambert, Warner-Lambert and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Warner-Lambert and its Subsidiaries, taken as a whole (the "Warner-Lambert Permits"). Warner-Lambert and its Subsidiaries are in compliance with the terms of the Warner-Lambert Permits, except where the failures to so comply, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert. Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, neither Warner-Lambert nor its Subsidiaries is in violation of, and Warner-Lambert and its Subsidiaries have not received any notices of violations with respect to, any laws, ordinances or regulations of any Governmental Entity, except for violations which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

          (i)  Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, except as permitted by Section 4.2, since September 30, 1999, (i) Warner-Lambert and its Subsidiaries have conducted their business only in the ordinary course and (ii) there has not been any action taken by Warner-Lambert or any of its Subsidiaries during the period from September 30, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.2. Except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, since December 31, 1998, there have not been any changes, circumstances or events (including changes, circumstances or events involving, impacting or related to development stage products of Warner-Lambert) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Warner-Lambert.

          (j)   Environmental Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert and except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, (i) the operations of Warner-Lambert and its Subsidiaries have been and are in compliance with all Environmental Laws and with all licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of Warner-Lambert, threatened, Actions under or pursuant to Environmental Laws against Warner-Lambert or its Subsidiaries or involving any real property currently or, to the knowledge of Warner-Lambert, formerly owned, operated or leased by Warner-Lambert or its Subsidiaries, (iii) Warner-Lambert and its Subsidiaries are not subject to any Environmental Liabilities and, to the knowledge of Warner-Lambert, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of Warner-Lambert, formerly owned, operated or leased by Warner-Lambert or its Subsidiaries or operations thereon would reasonably be expected to result in Environmental Liabilities, (iv) all real property owned and, to the knowledge of Warner-Lambert, all real property operated or leased by Warner-Lambert or its Subsidiaries is free of contamination from Hazardous Material that would have an adverse effect on human health or the environment and (v) there is not now, nor, to the knowledge of Warner-Lambert, has there been in the past, on, in or under any real property owned, leased or operated by Warner-Lambert or any of its predecessors (A) any underground storage tanks, regulated pursuant to 40 C.F.R. Part 280 or delegated state programs, dikes or impoundments containing more than a reportable quantity of Hazardous Materials, (B) any friable asbestos-containing materials or (c) any polychlorinated biphenyls.

          (k)  Intellectual Property. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert and except as disclosed in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, (i) Warner-Lambert and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (ii) the use of any Intellectual Property by Warner-Lambert and its Subsidiaries does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which Warner-Lambert or any Subsidiary acquired the right to use any Intellectual Property; (iii) to the knowledge of Warner-Lambert, no Person is challenging, infringing on or otherwise violating any right of Warner-Lambert or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Warner-Lambert or its Subsidiaries; and (iv) neither Warner-Lambert nor any of its Subsidiaries has received any written notice or otherwise has knowledge of any pending claim, order or proceeding with respect to any Intellectual Property used by Warner-Lambert and its Subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by Warner-Lambert or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.

          (l)    Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Warner-Lambert except Bear, Stearns & Co. Inc. and Goldman Sachs & Co., whose fees and expenses will be paid by Warner-Lambert in accordance with Warner-Lambert's agreements with such firm, copies of which have been provided to Pfizer.

         (m)    Opinions of Warner-Lambert Financial Advisor. Warner-Lambert has received the opinions of Bear, Stearns & Co. Inc. and Goldman Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Warner-Lambert Common Stock, copies of which opinions will promptly be provided to Pfizer.

         (n)    Accounting Matters. To the knowledge of Warner-Lambert, neither Warner-Lambert nor any of its affiliates has taken or agreed to take any action, and no fact or circumstance is known to Warner-Lambert, that would prevent Pfizer from accounting for the Merger as a "pooling-of-interests" under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          (o)   Taxes. Each of Warner-Lambert and its Subsidiaries has accurately filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to accurately file such Tax Returns or pay such Taxes would not, in the aggregate, reasonably be expected to have a Material Adverse Effect on Warner-Lambert.

          (p)   Certain Contracts. As of the date hereof, except as set forth in the Warner-Lambert SEC Reports filed prior to the date of this Agreement, neither Warner-Lambert nor any of its Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or (ii) any non-competition agreements or any other agreements or arrangements that limit or otherwise restrict Warner-Lambert or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that would, after the Effective Time, to the knowledge of Warner-Lambert, limit or restrict Pfizer or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area, which agreements or arrangements, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (q)    Warner-Lambert Stockholder Rights Plan. The Board of Directors of Warner-Lambert has amended the Warner-Lambert Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement. Warner-Lambert has delivered to Pfizer a true and correct copy of the Warner-Lambert Rights Agreement, as amended, in effect as of execution and delivery of this Agreement.

          (r)   Employee Benefit Plans. Except as disclosed in the Warner-Lambert SEC Reports, there are no Benefit Plans maintained by Warner-Lambert covering only Warner-Lambert executive officers. Each Benefit Plan maintained by Warner-Lambert has been operated and administered in accordance with its terms and applicable law, except where failure to do so would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert. The execution of this Agreement and the consummation of the Merger will not constitute an event under any Benefit Plan maintained by Warner-Lambert that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any Warner-Lambert Employee (US), Warner-Lambert Employee (Non-US) or Warner-Lambert Employee (Collective Bargaining Units) which, in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Warner-Lambert. Warner-Lambert's Board of Directors has not declared an "other circumstance" to have occurred within the meaning of Section 4.2(y) of Warner-Lambert's Enhanced Severance Plan.

          (s)   Labor Matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect on Warner-Lambert, Warner-Lambert is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Code, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, COBRA, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

     3.3   Representations and Warranties of Pfizer and Merger Sub.  Pfizer and Merger Sub represent and warrant to Warner-Lambert as follows:

          (a)   Organization. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a direct wholly-owned subsidiary of Pfizer.

          (b)   Corporate Authorization. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)   Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or bylaws of Merger Sub.

          (d)   No Business Activities. Merger Sub has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1  Covenants of Pfizer.  During the period from the date of this Agreement and continuing until the Effective Time, Pfizer agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Pfizer Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Warner-Lambert shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a)   Ordinary Course.

     (i) Pfizer and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Pfizer or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a)(i) unless such action would constitute a breach of one or more of such other provisions.

     (ii) Other than in connection with acquisitions permitted by Section 4.1(e), Pfizer shall not, and shall not permit any of its Subsidiaries to, (A) enter into any new material line of business or (B) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed since January 1, 2000, are not in excess of the amounts set forth in Section 4.1(a) of the Pfizer Disclosure Schedule.

          (b)   Dividends; Changes in Share Capital. Pfizer shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $0.09 per share of Pfizer Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) for dividends by wholly owned Subsidiaries of Pfizer, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Pfizer which remains a wholly owned Subsidiary after consummation of such transaction or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Pfizer of Pfizer Common Stock (and the associated Pfizer Rights) in the ordinary course of business consistent with past practice in connection with the Pfizer Benefit Plans and, subject to the restrictions contained in Section 4.1(h) herein, except for the redemption or exchange of Pfizer Rights in accordance with the Pfizer Rights Agreement or repurchases of shares of Pfizer Common Stock up to $1.9 billion pursuant to its previously announced repurchase program.

          (c)   Issuance of Securities. Pfizer shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Pfizer Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Pfizer Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Pfizer Common Stock (and the associated Pfizer Rights) upon the exercise of Pfizer Stock Options or in connection with other stock-based benefit plans outstanding on the date hereof, in each case in accordance with their present terms or pursuant to Pfizer Stock Options or other stock based awards granted pursuant to clause (ii) below, (ii) the granting of Pfizer Stock Options or other stock based awards to acquire shares of Pfizer Common Stock granted under stock based benefit plans outstanding on the date hereof in the ordinary course of business consistent with past practice not in excess of the amounts set forth in Section 4.1(c) of the Pfizer Disclosure Schedule, (iii) issuances by a wholly owned Subsidiary of Pfizer of capital stock to such Subsidiary's parent or another wholly owned Subsidiary of Pfizer, (iv) pursuant to acquisitions set forth on the Pfizer Disclosure Schedule or the financings therefor or (v) issuances in accordance with the Pfizer Rights Agreement.

          (d)   Governing Documents. Except to the extent required to comply with their respective obligations hereunder or with applicable law, Pfizer and Merger Sub shall not amend or propose to so amend their respective certificates of incorporation, bylaws or other governing documents.

          (e)   No Acquisitions. Other than (i) acquisitions disclosed on the Pfizer Disclosure Schedule and (ii) acquisitions for cash in existing or related lines of business of Pfizer the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed the amount specified in the aggregate for all such acquisitions in Section 4.1(e) of the Pfizer Disclosure Schedule and none of which acquisitions referred to in this clause (ii) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws, Pfizer shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of the business of Pfizer and its Subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor); provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Pfizer or (y) the creation of new Subsidiaries of Pfizer organized to conduct or continue activities otherwise permitted by this Agreement.

          (f)   No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Pfizer, (ii) dispositions referred to in Pfizer SEC Reports filed prior to the date of this Agreement or (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the Pfizer Disclosure Schedule, Pfizer shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Pfizer but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds the amount specified in the aggregate for all such dispositions in Section 4.1(f) of the Pfizer Disclosure Schedule.

          (g)   Investments; Indebtedness. Pfizer shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by Section 4.1(e), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by Pfizer or a Subsidiary of Pfizer to or in Pfizer or any Subsidiary of Pfizer, (y) pursuant to any contract or other legal obligation of Pfizer or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of the aggregate amount specified in Section 4.1(g) of the Pfizer Disclosure Schedule (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

          (h)   Pooling; Tax-Free Qualification. Pfizer shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.1) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368 of the Code.

          (i)   Compensation. Other than as contemplated by Section 5.6 or by Section 4.1(c) or 4.1(i) of the Pfizer Disclosure Schedule, Pfizer shall not increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional Pfizer Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Pfizer Benefit Plan and, in the case of any of the foregoing, except in the ordinary course of business consistent with past practice or as required by an existing agreement.

          (j)   Accounting Methods; Income Tax Elections. Except as disclosed in Pfizer SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Pfizer shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by Pfizer's independent public accountants. Pfizer shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

          (k)   Certain Agreements. Pfizer shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict Pfizer or any of its Subsidiaries or any of their respective affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Pfizer or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (l)   No Related Actions. Pfizer will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

     4.2   Covenants of Warner-Lambert. During the period from the date of this Agreement and continuing until the Effective Time, Warner-Lambert agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, the Warner-Lambert Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction or to the extent that Pfizer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

          (a)   Ordinary Course.

     (i)   Warner-Lambert and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time; provided, however, that no action by Warner-Lambert or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a)(i) unless such action would constitute a breach of one or more of such other provisions.

     (ii)   Other than in connection with acquisitions permitted by Section 4.2(e), Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, (A) enter into any licensing agreement, except for those licensing agreements set forth on Section 4.2(a)(ii) of the Warner-Lambert Disclosure Schedule and any such licensing agreements related to the Schick, Tetra, Capsugel or Adams divisions of Warner-Lambert; (B) enter into any new material line of business; (C) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than Permitted Capital Expenditures (as defined below) and obligations or liabilities in connection therewith, or (D) with respect to the pharmaceutical and consumer healthcare businesses (except Schick, Tetra, and Capsugel), enter into any contract, agreement or other arrangement for the sale of inventories or for the furnishing of services by Warner-Lambert or any of its Subsidiaries which contract, agreement or other arrangement involves expenditures in excess of $10 million or which may give rise to commitments which may extend beyond twelve months from the date of such contract, agreement or arrangement, unless such contract, agreement or arrangement can be terminated by Warner-Lambert or its Subsidiary, as the case may be, by giving less than 60 days' notice and without incurring an obligation to pay any material premium or penalty or suffering any other material detriment. As used herein, a "Permitted Capital Expenditure" is a capital expenditure which (i) is set forth on a Capital Expenditure Schedule to be delivered by Warner-Lambert to Pfizer on or prior to February 28, 2000 to the extent it is approved by Pfizer (which approval will not be unreasonably withheld by Pfizer) or (ii) is (A) less than $10 million in the case of any single expenditure or related series of expenditures and (B) $100 million in the aggregate for all capital expenditures incurred pursuant to this clause (ii) and not clause (i). Warner-Lambert will deliver to Pfizer on a quarterly basis a schedule of actual capital expenditures made.

          (b)   Dividends; Changes in Share Capital.  Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) the declaration and payment of regular quarterly cash dividends not in excess of $.24 per share of Warner-Lambert Common Stock with usual record and payment dates for such dividends in accordance with past dividend practice and (B) for dividends by wholly owned Subsidiaries of Warner-Lambert, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Warner-Lambert which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase from time to time by Warner-Lambert of Warner-Lambert Common Stock (and the associated Warner-Lambert Rights) in the ordinary course of business consistent with past practice in connection with the Warner-Lambert Benefit Plans and except for the redemption or exchange of Warner-Lambert Rights in accordance with the Warner-Lambert Rights Agreement.

          (c)   Issuance of Securities. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Warner-Lambert Voting Debt or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares or Warner-Lambert Voting Debt, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, other than (i) the issuance of Warner-Lambert Common Stock (and the associated Warner-Lambert Rights) upon the exercise of Warner-Lambert Stock Options or in connection with other stock-based benefits plans outstanding on the date hereof, in each case in accordance with their present terms or pursuant to Warner-Lambert Stock Options or other stock based awards granted pursuant to clause (iii) below, (ii) issuances by a wholly owned Subsidiary of Warner-Lambert of capital stock to such Subsidiary's parent or another wholly owned subsidiary of Warner-Lambert, (iii) the granting of Warner-Lambert Stock Options or other stock based awards to acquire shares of Warner-Lambert Common Stock granted under stock based benefit plans outstanding on the date hereof in the ordinary course of business consistent with past practice not in excess of the amounts set forth in Section 4.2(c) of the Warner-Lambert Disclosure Schedule, (iv) pursuant to acquisitions set forth on the Warner-Lambert Disclosure Schedule or the financings therefor or (v) issuances in accordance with the Warner-Lambert Rights Agreement.

          (d)   Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable law, Warner-Lambert shall not amend or propose to so amend its respective certificates of incorporation, bylaws or other governing documents.

          (e)   No Acquisitions. Other than (i) acquisitions disclosed on the Warner-Lambert Disclosure Schedule and (ii) acquisitions for cash in existing or related lines of business of Warner-Lambert and its Subsidiaries, the fair market value of the total consideration (including the value of indebtedness acquired or assumed) for which does not exceed $25 million for any individual acquisition, or $100 million in the aggregate for all such acquisitions, and none of which acquisitions referred to in this clause (ii) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws, Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business (including by acquisition of assets) or any corporation, partnership, association or other business organization or division thereof; provided, however, that the foregoing shall not prohibit (x) internal reorganizations or consolidations involving existing Subsidiaries of Warner-Lambert or (y) the creation of new Subsidiaries of Warner-Lambert organized to conduct or continue activities otherwise permitted by this Agreement.

          (f)   No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Warner-Lambert, (ii) dispositions referred to in Warner-Lambert SEC Reports filed prior to the date of this Agreement or (iii) as may be required by or in conformance with law or regulation in order to permit or facilitate the consummation of the transactions contemplated hereby or the transactions disclosed in the Warner-Lambert Disclosure Schedule, Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets (including capital stock of Subsidiaries of Warner-Lambert but excluding inventory in the ordinary course of business), if the fair market value of the total consideration (including the value of the indebtedness acquired or assumed) therefor exceeds $25 million for any individual disposition, or $100 million in the aggregate for all such dispositions.

          (g)   Investments; Indebtedness. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, other than in connection with actions permitted by Section 4.2(e) and except for any indebtedness incurred by Warner-Lambert or its Subsidiaries to finance or refinance amounts due pursuant to Article VII of the Agreement and Plan of Merger, dated as of November 3, 1999, among American Home Products Corporation, Wolverine Sub Corp. and Warner-Lambert (the "AHP Merger Agreement"), (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (x) by Warner-Lambert or a Subsidiary of Warner-Lambert to or in Warner-Lambert or any Subsidiary of Warner-Lambert, (y) pursuant to any contract or other legal obligation of Warner-Lambert or any of its Subsidiaries existing at the date of this Agreement or (z) in the ordinary course of business consistent with past practice in an aggregate amount not in excess of $250 million in the aggregate (provided that none of such transactions referred to in this clause (z) presents a material risk of making it more difficult to obtain any approval or authorization required in connection with the Merger under Regulatory Laws) or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement except pursuant to the credit facilities, indentures and other arrangements in existence on the date of this Agreement or in the ordinary course of business consistent with past practice, in each case as such credit facilities, indentures and other arrangements and other existing indebtedness may be amended, extended, modified, refunded, renewed or refinanced after the date of this Agreement.

          (h)   Pooling; Tax-Free Qualification. Warner-Lambert shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Section 4.2) that would prevent or impede the Merger from qualifying as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368 of the Code.

          (i)   Compensation. Other than as contemplated by Section 5.6 or by Sections 4.2(c) or 4.2(i) of the Warner-Lambert Disclosure Schedule, Warner-Lambert shall not increase the amount of compensation of any director, executive officer or employee, make any increase in or commitment to increase any employee benefits, issue any additional Warner-Lambert Stock Options, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Warner-Lambert Benefit Plan and, in the case of any of the foregoing, except in the ordinary course of business consistent with past practice or as required by an existing agreement.

          (j)   Accounting Methods; Income Tax Elections. Except as disclosed in Warner-Lambert SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Warner-Lambert shall not change its methods of accounting in effect at December 31, 1998, except as required by changes in GAAP as concurred in by Warner-Lambert's independent public accountants. Warner-Lambert shall not (i) change its fiscal year or (ii) make any material tax election, other than in the ordinary course of business consistent with past practice.

          (k)   Certain Agreements. Warner-Lambert shall not, and shall not permit any of its Subsidiaries to, enter into any agreements or arrangements that limit or otherwise restrict Warner-Lambert or any of its Subsidiaries or any of their respective affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict Pfizer or any of its affiliates (including the Surviving Corporation) or any successor thereto, from engaging or competing in any line of business or in any geographic area which agreements or arrangements, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

          (l)   No Related Actions. Warner-Lambert will not, and will not permit any of its Subsidiaries to, agree or commit to any of the foregoing.

         4.3   Governmental Filings. Each party shall (a) confer on a regular and frequent basis with the other and (b) report to the other (to the extent permitted by law or regulation or any applicable confidentiality agreement) on operational matters. Warner-Lambert and Pfizer shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports, announcements and publications promptly after the same are filed.

     4.4   Control of Other Party's Business. Nothing contained in this Agreement shall give Warner-Lambert, directly or indirectly, the right to control or direct Pfizer's operations prior to the Effective Time. Nothing contained in this Agreement shall give Pfizer, directly or indirectly, the right to control or direct Warner-Lambert's operations prior to the Effective Time. Prior to the Effective Time, each of Warner-Lambert and Pfizer shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

ARTICLE V
ADDITIONAL AGREEMENTS

          5.1   Preparation of Proxy Statement; Stockholders Meetings.  (a) As promptly as reasonably practicable following the date hereof, Pfizer and Warner-Lambert shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Joint Proxy Statement/Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Pfizer shall prepare and file a registration statement on Form S-4 with respect to the issuance of Pfizer Common Stock in the Merger (the "Form S-4"). The Joint Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as Pfizer's prospectus. The Form S-4 and the Joint Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Pfizer and Warner-Lambert shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Pfizer and Warner-Lambert shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Joint Proxy Statement/Prospectus received from the SEC. Pfizer will provide Warner-Lambert with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide Warner-Lambert with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Pfizer, in connection with a Change in the Pfizer Recommendation, and Warner-Lambert, in connection with a Change in the Warner-Lambert Recommendation, may amend or supplement the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. A "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the Pfizer Recommendation or a Change in the Warner-Lambert Recommendation (as the case may be), (ii) a statement of the reasons of the Board of Directors of Pfizer or Warner-Lambert (as the case may be) for making such Change in the Pfizer Recommendation or Change in the Warner-Lambert Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing. Pfizer will use reasonable best efforts to cause the Joint Proxy Statements/Prospectus to be mailed to Pfizer stockholders, and Warner-Lambert will use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Warner-Lambert's stockholders, in each case after the Form S-4 is declared effective under the Securities Act. Pfizer shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and Warner-Lambert shall furnish all information concerning Warner-Lambert and the holders of Warner-Lambert Common Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Pfizer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to Pfizer or Warner-Lambert, or any of their respective affiliates, officers or directors, should be discovered by Pfizer or Warner-Lambert which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Pfizer and Warner-Lambert.

          (b)   Warner-Lambert shall duly take (subject to compliance with the provisions of Section 3.1(e) and Section 3.2(e) (provided that Warner-Lambert shall have used reasonable best efforts to ensure that such representations are true and correct)) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Warner-Lambert Stockholders Meeting") for the purpose of obtaining the Required Warner-Lambert Vote with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required Warner-Lambert Vote; and the Board of Directors of Warner-Lambert shall recommend adoption of this Agreement by the stockholders of Warner-Lambert to the effect as set forth in Section 3.2(f) (the "Warner-Lambert Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a "Change") in any manner adverse to Pfizer such recommendation or take any action or make any statement in connection with the Warner-Lambert Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Warner-Lambert Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Warner-Lambert Recommendation) of factual information regarding the business, financial condition or results of operations of Pfizer or Warner-Lambert or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of Warner-Lambert does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Pfizer its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the Board of Directors of Warner-Lambert may make a Change in the Warner-Lambert Recommendation (x) pursuant to Section 5.5 hereof or (y) prior to the Warner-Lambert Stockholders Meeting if (i) the Board of Directors of Warner-Lambert determines in good faith that a Material Adverse Effect has occurred with respect to Pfizer and (ii) the Board of Directors of Warner-Lambert determines in good faith that, by reason of its determination in clause (i) the failure to effect such Change in the Warner-Lambert Recommendation would create a substantial probability of violating the fiduciary duties of the Warner-Lambert Board of Directors under applicable law. Notwithstanding any Change in the Warner-Lambert Recommendation, this Agreement shall be submitted to the stockholders of Warner-Lambert at the Warner-Lambert Stockholders Meeting for the purpose of adopting the Agreement and approving the Merger; provided that this Agreement shall not be required to be submitted to the stockholders of Warner-Lambert at the Warner-Lambert Stockholders Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.

          (c)  Pfizer shall duly take (subject to compliance with the provisions of Section 3.2(e) and Section 3.1(e) (provided that Pfizer shall have used reasonable best efforts to ensure that such representation is true and correct)) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Pfizer Stockholders Meeting") for the purpose of obtaining the Pfizer Stockholder Approval and shall take all lawful action to solicit the approval of the Share Issuance and adoption of the Board Amendment and the Board of Directors of Pfizer shall recommend approval of the Share Issuance and adoption of the Board Amendment by the stockholders of Pfizer to the effect as set forth in Section 3.1(f) (the "Pfizer Recommendation"), and shall not Change in any manner adverse to Warner-Lambert such recommendation or take any action or make any statement in connection with the Pfizer Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the Pfizer Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Pfizer Recommendation) of factual information regarding the business, financial condition or operations of Pfizer or Warner-Lambert or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of Pfizer does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Warner-Lambert its recommendation) in the Form S-4 or the Joint Proxy Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided, further, that the Board of Directors of Pfizer may make a Change in the Pfizer Recommendation (x) pursuant to Section 5.5 hereof or (y) prior to the Pfizer Stockholders Meeting if (i) the Board of Directors of Pfizer determines in good faith that a Material Adverse Effect has occurred with respect to Warner-Lambert and (ii) the Board of Directors of Pfizer determines in good faith that, by reason of its determination in clause (i) the failure to effect such Change in the Pfizer Recommendation would create a substantial probability of violating the fiduciary duties of the Pfizer Board of Directors under applicable law. Notwithstanding any Change in the Pfizer Recommendation, a proposal to approve the Share Issuance and the Board Amendment shall be submitted to the stockholders of Pfizer at the Pfizer Stockholders Meeting for the purpose of obtaining the Pfizer Stockholder Approval; provided that this Agreement shall not be required to be submitted to the stockholders of Pfizer at the Pfizer Stockholders Meeting if this Agreement has been terminated pursuant to Section 7.1 hereof.

          (d)   For purposes of this Agreement, a Change in the Warner-Lambert Recommendation shall be deemed to include, without limitation, a recommendation by the Warner-Lambert Board of Directors of a third party Acquisition Proposal with respect to Warner-Lambert and a Change in the Pfizer Recommendation shall be deemed to include, without limitation, a recommendation by the Pfizer Board of Directors of a third party Acquisition Proposal with respect to Pfizer.

     5.2   Pfizer Board of Directors; Executive Officers; Headquarters; Warner-Lambert Name. At or prior to the Effective Time, Pfizer will use its reasonable best efforts to (i) reconstitute the board of directors of Pfizer in accordance with Section 1.5(b), Section 1.6(b) and Section 1.7, and (ii) reconstitute the committees of Board of Directors of Pfizer in accordance with the letter referenced in Section 1.7. The headquarters of Pfizer will remain in New York, New York and Pfizer will maintain such other offices as provided in the letter referenced in Section 1.7.

          (b)   Following the Effective Time, Pfizer shall preserve and perpetuate the names "Warner-Lambert" and "Parke-Davis" as a divisional name and a trade name, respectively, in accordance with the letter referenced in Section 1.7.

     5.3   Access to Information/Employees.   (a) Upon reasonable notice, each party shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers and employees and, during such period, such party shall (and shall cause its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than documents which such party is not permitted to disclose under applicable law), and (b) all other information concerning it and its business, properties and personnel as such other party may reasonably request (including consultation on a regular basis with respect to litigation matters); provided, however, that either party may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information or (ii) the information is subject to confidentiality obligations to a third party. Any such information obtained pursuant to this Section 5.3 ("Confidential Information") will be used solely for the purpose of consideration or performance of the transactions contemplated by this Agreement or any other agreement related hereto and will be kept confidential by the party obtaining such information and all persons obtaining such information on such party's behalf or who obtain such information from such party. Confidential Information shall not include information that (A) is or becomes generally available to the public other than as a result of disclosure by a party or its Representatives, or (B) is or becomes available to a party (other than the disclosing party) or its Representatives that is not known by the non-disclosing party to have any obligation not to disclose such information. Notwithstanding the foregoing, Confidential Information may be disclosed by a party (x) to its directors, officers, employees, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively "Representatives") who need to know such information if the party informs such Representatives of the confidential nature of such information and directs them to treat such information confidentially and to use such information for no purpose other than as specifically permitted by the Agreement and (y) if the party is legally required to make such disclosure as a result of a court order, subpoena or similar legal duress, provided that prior to such disclosure, the disclosing party gives to the other party prompt written notice of its receipt of such order or subpoena or similar document so that the other party has a reasonable opportunity prior to disclosure to obtain a protective order (if disclosure of Confidential Information is so required, the disclosing party shall disclose only that portion of such information that is so required and shall assist the other party in obtaining protective orders or undertakings that confidential treatment will be accorded to any such information furnished). In the event of termination of this Agreement, each party will promptly return to the other party all Confidential Information in its possession (including all written materials prepared or supplied by or on its behalf containing or reflecting any Confidential Information) and will not retain any copies, extracts or other reproductions in whole or in part of any Confidential Information. Any work papers, memoranda or other writings prepared by a party or its Representatives derived from or incorporating any Confidential Information shall be destroyed promptly upon termination of this Agreement, with such destruction confirmed to the other party in writing. Any oral Confidential Information will continue to be subject to the terms of this Section 5.3. Each party shall be responsible for the breach of the terms of this Section 5.3 by its Representative. Any investigation by Pfizer or Warner-Lambert shall not affect the representation and warranties of Warner-Lambert and Pfizer, as the case may be.

          (b)   After the date hereof Pfizer and Warner-Lambert shall establish a mechanism reasonably acceptable to both parties by which Pfizer will be permitted, prior to the Effective Time and subject to applicable law, to communicate directly with Warner-Lambert employees regarding employee related matters after the Effective Time.

     5.4   Reasonable Best Efforts.

          (a)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement and (ii) taking all reasonable steps as may be necessary to obtain all such material consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other Regulatory Law (as defined below) with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Nothing in this Agreement shall require any of Pfizer and its Subsidiaries or Warner-Lambert and its Subsidiaries to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Pfizer, Warner-Lambert or their respective Subsidiaries or the conduct of their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other Person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner is not conditioned on the Closing or, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together, after giving effect to the Merger.

           (b)   Each of Pfizer and Warner-Lambert shall, in connection with the efforts referenced in Section 5.4(a) obtain all requisite material approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Regulatory Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the DOJ, the FTC or any such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent appropriate or permitted by the DOJ, the FTC or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Regulatory Law" means the Sherman Act, as amended, Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation") the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

           (c)   Subject to the terms and conditions of this Agreement, in furtherance and not in limitation of the covenants of the parties contained in Sections 5.4(a) and 5.4(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of Pfizer and Warner-Lambert shall cooperate in all respects with each other and use its respective reasonable best efforts, including without limitation, selling, holding separate or otherwise disposing of or conducting their business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct their business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Pfizer, Warner-Lambert or their respective Subsidiaries or the conducting of their business in a specified manner, in order to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall limit a party's right to terminate this Agreement pursuant to Article VII; provided that the foregoing is subject in all respects to the last sentence of Section 5.4(a).

          (d)   If any objections are asserted with respect to the transactions contemplated hereby under any Regulatory Law or if any suit is instituted by any Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Regulatory Law, each of Pfizer and Warner-Lambert shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Regulatory Law so as to permit consummation of the transactions contemplated by this Agreement.

     5.5   Acquisition Proposals. Without limitation on any of such party's other obligations under this Agreement (including under Article IV hereof), each of Pfizer and Warner-Lambert agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it, or any purchase or sale of the consolidated assets (including without limitation stock of Subsidiaries) of such party and its Subsidiaries, taken as a whole, having an aggregate value equal to 10% or more of the market capitalization of such party, or any purchase or sale of, or tender or exchange offer for, 10% or more of the equity securities of such party (any such proposal or offer (other than a proposal or offer made by the other party or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"). Each of Pfizer and Warner-Lambert further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, each of Pfizer and Warner-Lambert or its respective Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in the Pfizer or Warner-Lambert Recommendation, as the case may be, or (C) engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that, in any such case as is referred to in clause (B) or (C), (i) its Stockholders Meeting shall not have occurred, (ii) (x) in the case of clause (B) above such change is permitted by clause (y) of the second proviso of the first sentence of Section 5.1(b) or Section 5.1(c), as the case may be, or it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 8.11) and (y) in the case of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal could result in a Superior Proposal, (iii) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, its Board of Directors receives from such Person an executed confidentiality agreement containing terms at least as stringent as those contained in Section 5.3 and (iv) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, such party notifies the other party promptly of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Each of Pfizer and Warner-Lambert agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Each of Pfizer and Warner-Lambert agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Pfizer and Warner-Lambert agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 5.5. Nothing in this Section 5.5 shall (x) permit Pfizer or Warner-Lambert to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of Pfizer or Warner-Lambert under this Agreement.

     5.6   Employee Benefits Matters.   (a) Warner-Lambert Employees (US). Following the Effective Time, Pfizer shall comply with the terms of, or cause the Surviving Corporation to comply with the terms of, all Warner-Lambert Benefit Plans and related funding arrangements in accordance with their respective terms. Nothing herein shall require Pfizer to continue any particular Benefit Plan or prevent the amendment or termination thereof; provided, however, that Pfizer shall not take any action (by way of amendment, termination or otherwise) which is in violation of the terms of any Benefit Plan or applicable law. Subject to the first two sentences of this Section 5.6(a), from and after the Effective Time until the first anniversary of the Effective Time, Pfizer shall provide compensation and employee benefits under Benefit Plans (as defined in Section 8.11) to the employees and former employees of Warner-Lambert and its Subsidiaries who are employed in the United States (including Puerto Rico) and employees designated by Warner-Lambert as "foreign service colleagues" (the "Warner-Lambert Employees (US)") that are substantially comparable in the aggregate to those provided to such persons pursuant to the Warner-Lambert Benefit Plans in effect immediately prior to the date hereof. The term "Warner-Lambert Employees (US)" shall not include Warner-Lambert Employees (Non-US) or Warner-Lambert Employees (Collective Bargaining Units). With respect to any Benefit Plans in which any Warner-Lambert Employees (US) first become eligible to participate, on or after the Effective Time, Pfizer shall: (A) waive all pre-existing conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to Warner-Lambert Employees (US) under any Pfizer plans in which such employees may be eligible to participate after the Effective Time, except to the extent that such pre-existing conditions exclusions or waiting periods apply to changes made by the employee under the terms of the Pfizer plans on the same basis as would apply to a Pfizer employee making a similar change; (B) provide each Warner-Lambert Employee (US) with credit for any co-payments and deductibles paid prior to the Effective Time (to the same extent such credit was given under the analogous Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any Pfizer plans in which such employees may be eligible to participate after the Effective Time; and (C) recognize all service of the Warner-Lambert Employees (US) with Warner-Lambert and its Subsidiaries for all purposes (including, without limitation, purposes of eligibility to participate, vesting credit, entitlement to benefits, and benefit accrual) in any Pfizer plan in which such employees may be eligible to participate after the Effective Time, to the extent such service is taken into account under the applicable Pfizer plan; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits under multiple plans or would result in benefit accruals under multiple defined benefit pension plans with respect to the same period of service without offset for benefits accrued under a predecessor defined benefit pension plan. Warner-Lambert's board of directors will not declare an "other circumstance" to have occurred within the meaning of Section 4.2(y) of Warner-Lambert's Enhanced Severance Plan. During the period from the date of this Agreement and continuing until the Effective Time, Warner-Lambert agrees as to itself and its Subsidiaries that neither Warner-Lambert nor any of its Subsidiaries shall take or cause to be taken any action that would constitute an "Activation Event" (as defined in Section 4.2 of Warner-Lambert's Enhanced Severance Plan), other than in the ordinary course of business.

          (b)   Warner-Lambert Employees (Non-US). From and after the Effective Time until the first anniversary of the Effective Time, Pfizer shall provide compensation and employee benefits to the employees and former employees of Warner-Lambert and its Subsidiaries who are employed outside the United States (other than any such employee who is a Warner-Lambert Employee (US)) ("Warner-Lambert Employees (Non-US)") that are substantially comparable, in the aggregate, to those provided to such persons immediately prior to the date hereof, subject to: such modifications as are necessary to comply with applicable laws of the foreign countries and their political subdivisions; and applicable labor agreements. Nothing herein shall serve to extend any benefits under any plans maintained for the benefit of Warner-Lambert Employees (US) to any person who is not a Warner-Lambert Employee (US). The term Warner-Lambert Employees (Non-US) shall not include Warner-Lambert Employees (US) or Warner-Lambert Employees (Collective Bargaining Units).

          (c)   Warner-Lambert Employees (Collective Bargaining Units). The terms and conditions of employment of Warner-Lambert employees and former employees who are covered by the Agreement between Parke-Davis Warner-Lambert Company and the International Union of Operating Engineers, Local 547-A, B, C, E, H -AFL-CIO, dated April 1, 1998 or the Agreement between Warner-Lambert Company and the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL- CIO and its Local Union No. 2-670, dated May 1, 1999 or any other collective bargaining agreements between Warner-Lambert or its Subsidiaries and any other collective bargaining unit ("Warner-Lambert Employees (Collective Bargaining Units)"), are contained, and shall be as explicitly set forth, in such agreements. The term Warner-Lambert Employees (Collective Bargaining Units) shall not include Warner-Lambert Employees (US) or Warner-Lambert Employees (Non-US).

     5.7   Fees and Expenses. Subject to Section 5.15 and Section 7.2, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation or its relevant Subsidiary shall pay, or cause to be paid, any and all property or transfer taxes imposed on Warner-Lambert or its Subsidiaries and (b) Expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement/Prospectus, which shall be paid by Pfizer. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.8   Directors' and Officers' Indemnification and Insurance. The Surviving Corporation shall, and Pfizer shall cause the Surviving Corporation to, (i) indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Warner-Lambert and its Subsidiaries (in all of their capacities) (a) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Warner-Lambert pursuant to Warner-Lambert's certificate of incorporation, bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Warner-Lambert and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the certificate of incorporation and bylaws of Warner-Lambert and (iii) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Warner-Lambert (provided that the Surviving Corporation (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. The obligations of the Surviving Corporation under this Section 5.8 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 5.8 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8).

      5.9   Public Announcements. Pfizer and Warner-Lambert shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1, neither Pfizer nor Warner-Lambert shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     5.10   Accountant's Letters.  (a) Pfizer shall use reasonable best efforts to cause to be delivered to Warner-Lambert two letters from Pfizer's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Pfizer and Warner-Lambert, in form reasonably satisfactory to Warner-Lambert and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Pfizer shall use reasonable best efforts to cause to be delivered to Warner-Lambert a copy of a letter from Pfizer's independent accountants, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a pooling-of-interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

          (b)   Warner-Lambert shall use reasonable best efforts to cause to be delivered to Pfizer two letters from Warner-Lambert's independent public accountants, one dated approximately the date on which the Form S-4 shall become effective and one dated the Closing Date, each addressed to Warner-Lambert and Pfizer, in form reasonably satisfactory to Pfizer and customary in scope for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. Warner-Lambert shall use reasonable best efforts to cause to be delivered to Pfizer a copy of a letter from Warner-Lambert's independent public accountants, addressed to Warner-Lambert, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that they concur with Warner-Lambert's conclusion that, as of the date of their report, no conditions exist that would preclude Warner-Lambert's ability to be a party in a business combination to be accounted for as a pooling-of-interests.

          (c)   Following execution of this Agreement, each of Pfizer and Warner-Lambert shall use reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling-of-interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC.

     5.11   Listing of Shares of Pfizer Common Stock.  Pfizer shall use its reasonable best efforts to cause the shares of Pfizer Common Stock to be issued in the Merger and the shares of Pfizer Common Stock to be reserved for issuance upon exercise of the Warner-Lambert Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     5.12   Dividends.  After the date of this Agreement, each of Pfizer and Warner-Lambert shall coordinate with the other the payment of dividends with respect to the Pfizer Common Stock and Warner-Lambert Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Pfizer Common Stock and Warner-Lambert Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Pfizer Common Stock and/or Warner-Lambert Common Stock or any shares of Pfizer Common Stock that any such holder receives in exchange for such shares of Warner-Lambert Common Stock in the Merger.

     5.13   Affiliates.  (a)  Not less than 45 days prior to the Effective Time, Warner-Lambert shall deliver to Pfizer a letter identifying all persons who, in the judgment of Warner-Lambert, may be deemed at the time this Agreement is submitted for adoption by the stockholders of Warner-Lambert, "affiliates" of Warner-Lambert for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling-of-interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. Warner-Lambert shall use reasonable best efforts to cause each person identified on such list to deliver to Pfizer not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit 5.13 hereto (an "Affiliate Agreement"). Not less than 45 days prior to the Effective Time, Pfizer shall deliver to Warner-Lambert a letter identifying all persons who, in the judgment of Pfizer, may be deemed "affiliates" of Pfizer for purposes of qualifying the Merger for pooling-of-interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date hereof. Pfizer shall use reasonable best efforts to cause each person identified on such list to deliver to Warner-Lambert not less than 30 days prior to the Effective Time, a written agreement including the substance of paragraphs 1(B) and 2 of Exhibit 5.13 hereto.

          (b)  Pfizer shall use its reasonable best efforts to publish no later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

     5.14   Section 16 Matters. Prior to the Effective Time, Pfizer and Warner-Lambert shall take all such steps as may be required to cause any dispositions of Warner-Lambert Common Stock (including derivative securities with respect to Warner-Lambert Common Stock) or acquisitions of Pfizer Common Stock (including derivative securities with respect to Pfizer Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Warner-Lambert, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     5.15   Lipitor Arrangements.   (a) In the event that this Agreement is terminated under circumstances which constitute a Warner-Lambert Termination Event (as defined in this Section 5.15), then, upon termination of this Agreement, Pfizer and Warner-Lambert shall, and shall cause their respective affiliates to, promptly enter into (i) the Third Amendment to the Collaboration Agreement in the form of Exhibit 5.15(a) hereto, (ii) the Third Amendment to the International Co-Promotion Agreement in the form of Exhibit 5.15(b) hereto, and (iii) the Letter Agreement relating to the Norvasc/Lipitor combination product in the form of Exhibit 5.15(c) hereto (collectively, the "Lipitor Agreements").

          (b)   In the event that (i) this Agreement is terminated under circumstances which constitute a Pfizer Termination Event (as defined in this Section 5.15), or (ii) the Merger is consummated, then in each case, Pfizer and Warner-Lambert (and their respective affiliates) shall not enter into the Lipitor Agreements.

          (c)   In the event that this Agreement is terminated under circumstances which constitute a Neutral Termination Event (as defined in this Section 5.15), then Pfizer shall have the right for ten Business Days following the date of termination of this Agreement (the "Election Period") to notify Warner-Lambert in writing (an "Election Notice") that Pfizer will enter into the Lipitor Agreements in accordance with the following provisions. Promptly following receipt of such Election Notice by Warner-Lambert, Pfizer and Warner-Lambert shall, and shall cause their respective affiliates to, enter into the Lipitor Agreements and, concurrently with the execution and delivery of such Lipitor Agreements by the parties thereto, Pfizer shall pay Warner-Lambert a cash amount equal to $1.333 billion, such payment to be made by wire transfer of immediately available funds. If Warner-Lambert does not receive an Election Notice from Pfizer during the Election Period, then Pfizer's right to enter into the Lipitor Agreements pursuant to this Section 5.15 shall terminate and be of no further force and effect.

          (d)   From the date hereof until the earlier of (i) the Effective Time, (ii) termination of this Agreement in circumstances which constitute a Pfizer Termination Event or (iii) expiration of the Election Period without Warner-Lambert receiving an Election Notice from Pfizer following termination of this Agreement in circumstances which constitute a Neutral Termination Event, Warner-Lambert agrees not to, and agrees that its affiliates will not (i) exercise any rights under Section 14.02(a) and Section 14.02(b) of the Collaboration Agreement to terminate such agreement or (ii) exercise any rights under Section 14.02(a) and Section 14.02(b) of the International Co-Promotion Agreement to terminate such agreement.

          (e)   A "Warner-Lambert Termination Event" shall mean (i) a termination of this Agreement pursuant to Section 7.1(b) herein if, at the time of termination, the closing conditions set forth in any of Section 6.2(a), Section 6.2(b) or Section 6.2(e) herein are not satisfied but all other conditions set forth in Article VI shall be satisfied at such time, (ii) a termination of this Agreement pursuant to Section 7.1(d) herein (provided that the basis for termination is the failure of Warner-Lambert's stockholders to adopt this Agreement and approve the Merger at a vote duly taken) or, following a Change in the Warner-Lambert Recommendation by reason of a Superior Proposal with respect to Warner-Lambert, a termination of this Agreement pursuant to Section 7.1(e), unless, in either case, (A) at the time of the event giving rise to the right of termination, a Material Adverse Effect with respect to Pfizer or a Change in the Pfizer Recommendation following the making of a proposal for a Business Combination with respect to Pfizer has occurred, or (B) Pfizer's stockholders have failed to approve the Share Issuance at a vote duly taken, (iii) a termination by Pfizer of this Agreement pursuant to Section 7.1(g) herein, and (iv) a termination by Warner-Lambert pursuant to Section 7.1(i) herein; provided that no Warner-Lambert Termination Event shall be deemed to have occurred pursuant to any of the preceding clauses if, at the time of termination, Pfizer shall be in breach of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement which breach would entitle Warner-Lambert to terminate this Agreement pursuant to Section 7.1(g).

          (f)   A "Pfizer Termination Event" shall mean (i) a termination of this Agreement pursuant to Section 7.1(b) herein if, at the time of termination, the closing conditions set forth in any of Section 6.3(a) or Section 6.3(b) herein are not satisfied but all other conditions set forth in Article VI shall be satisfied at such time, (ii) a termination of this Agreement pursuant to Section 7.1(d) herein (provided that the basis for termination is the failure of Pfizer's stockholders to approve the Share Issuance at a vote duly taken) or, following a Change in the Pfizer Recommendation by reason of a Superior Proposal with respect to Pfizer, a termination of this Agreement pursuant to Section 7.1(f), unless, in either case, (A) at the time of the event giving rise to the right of termination, a Material Adverse Effect with respect to Warner-Lambert or a Change in the Warner-Lambert Recommendation following the making of a proposal for a Business Combination with respect to Warner-Lambert has occurred, or (B) Warner-Lambert's stockholders have failed to adopt this Agreement and approve the Merger at a vote duly taken, (iii) a termination by Warner-Lambert of this Agreement pursuant to Section 7.1(g) herein, and (iv) a termination by Pfizer pursuant to Section 7.1(j) herein; provided that no Pfizer Termination Event shall be deemed to have occurred pursuant to any of the preceding clauses if, at the time of termination, Warner-Lambert shall be in breach of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement which breach would entitle Pfizer to terminate this Agreement pursuant to Section 7.1(g).

          (g)   A "Neutral Termination Event" shall mean termination of this Agreement pursuant to Section 7.1 herein which is neither a Warner-Lambert Termination Event nor a Pfizer Termination Event. Notwithstanding anything herein to the contrary, a termination of this Agreement shall be a Neutral Termination Event if the Merger cannot be accounted for as a pooling-of-interests and there shall not have been any breach of either Section 4.1(h) or Section 4.2(h) herein.

          (h)   "Collaboration Agreement" shall mean the Collaboration Agreement, effective as of June 28, 1996, between Warner-Lambert and Pfizer, as amended from time to time.

          (i)   "International Co-Promotion Agreement" shall mean the International Co-Promotion Agreement, effective as of June 28, 1996, between Warner-Lambert and Pfizer, as amended from time to time.

ARTICLE VI
CONDITIONS PRECEDENT

     6.1   Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of Warner-Lambert, Pfizer and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)   Stockholder Approval.  (i) Warner-Lambert shall have obtained the Required Warner-Lambert Vote in connection with the adoption of this Agreement by the stockholders of Warner-Lambert and (ii) Pfizer shall have obtained the stockholder approval of the Share Issuance by the stockholders of Pfizer.

          (b)   No Injunctions or Restraints, Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, (i) having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or (ii) which otherwise, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger.

         (c)   HSR Act; EC Merger Regulation. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and approval of the Merger of the European Commission shall have been obtained pursuant to the EC Merger Regulation.

         (d)   Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act and EC Merger Regulation (which are addressed in Section 6.1(c)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Pfizer, Warner-Lambert or any of their Subsidiaries to consummate the Merger, the Share Issuance and the other transactions contemplated hereby, the failure of which to be obtained or taken, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Pfizer and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), taken together after giving effect to the Merger, shall have been obtained; provided, however, that the provisions of this Section 6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.4 shall have been the cause of, or shall have resulted in, the failure to obtain such consent or approval. No consents, approvals, actions, filings or notices related to any antitrust requirements of any jurisdiction, except as set forth in Section 6.1(c) hereof, shall be a condition of closing under this Section 6.1(d).

          (e)   NYSE Listing. The shares of Pfizer Common Stock to be issued in the Merger and such other shares to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f)   Effectiveness of the Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (g)   Pooling.  Warner-Lambert shall have received and delivered to Pfizer and Pfizer's independent public accountants, two letters from its independent public accountants, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that they concur with Warner-Lambert's conclusions that, as of the date of such letters, no conditions exist that would preclude Warner-Lambert's ability to be a party in a business combination to be accounted for as a pooling-of-interests. Pfizer shall have received and delivered to Warner-Lambert, two letters from its independent public accountants, dated approximately the date the Form S-4 is declared effective and as of the Closing Date, stating that accounting for the Merger as a pooling-of-interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

     6.2   Additional Conditions to Obligations of Pfizer and Merger Sub. The obligations of Pfizer and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Pfizer, on or prior to the Closing Date of the following conditions:

          (a)   Representations and Warranties. Each of the representations and warranties of Warner-Lambert set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Warner-Lambert set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Pfizer shall have received a certificate of the chief executive officer and the chief financial officer of Warner-Lambert to such effect.

          (b)   Performance of Obligations of Warner-Lambert. Warner-Lambert shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Pfizer shall have received a certificate of the chief executive officer and the chief financial officer of Warner-Lambert to such effect.

          (c)   Tax Opinion.   Pfizer shall have received from Cadwalader, Wickersham & Taft, counsel to Pfizer, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates substantially in the form of Exhibit 6.2(c)(1). In rendering such opinion, counsel to Pfizer shall be entitled to rely upon information, representations and assumptions provided by Pfizer and Warner-Lambert substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Pfizer deems reasonably necessary).

          (d)   Warner-Lambert Rights Agreement.   No Stock Acquisition Date or Distribution Date (as such terms are defined in the Warner-Lambert Rights Agreement) shall have occurred pursuant to the Warner-Lambert Rights Agreement.

          (e)   Governmental Inquiry.   No event or circumstance shall have occurred relating to any governmental review or inquiry concerning any product or business practice which is likely to result in a Material Adverse Effect on Warner-Lambert or its prospects.

     6.3   Additional Conditions to Obligations of Warner-Lambert.   The obligations of Warner-Lambert to effect the Merger are subject to the satisfaction of, or waiver by Warner-Lambert, on or prior to the Closing Date of the following additional conditions:

          (a)   Representations and Warranties.  Each of the representations and warranties of Pfizer set forth in this Agreement that is qualified as to Material Adverse Effect shall be true and correct, and each of the representations and warranties of Pfizer set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties speak as of another date), and Warner-Lambert shall have received a certificate of the chief executive officer and the chief financial officer of Pfizer to such effect.

          (b)   Performance of Obligations of Pfizer.   Pfizer shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to Material Adverse Effect and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified, and Warner-Lambert shall have received a certificate of the chief executive officer and the chief financial officer of Pfizer to such effect.

          (c)   Tax Opinion.   Warner-Lambert shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Warner-Lambert, on or before the date the Form S-4 shall become effective and, subsequently, on the Closing Date, a written opinion dated as of such dates substantially in the form of Exhibit 6.3(c)(1). In rendering such opinion, counsel to Warner-Lambert shall be entitled to rely upon information, representations and assumptions provided by Pfizer and Warner-Lambert substantially in the form of Exhibits 6.2(c)(2) and 6.2(c)(3) (allowing for such amendments to the representations as counsel to Warner-Lambert deems reasonably necessary).

          (d)   Pfizer Rights Agreement.   No Stock Acquisition Date or Distribution Date (as such terms are defined in the Pfizer Rights Agreement) shall have occurred pursuant to the Pfizer Rights Agreement.

ARTICLE VII
TERMINATION AND AMENDMENT

     7.1   Termination.  This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Warner-Lambert or Pfizer:

          (a)   By mutual written consent of Pfizer and Warner-Lambert;

          (b)   By either Warner-Lambert or Pfizer, if the Effective Time shall not have occurred on or before December 31, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including without limitation such party's obligations set forth in Section 5.4) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date and provided further that if on the Termination Date the conditions to Closing set forth in Sections 6.1(c) or 6.1(d) shall not have been fulfilled but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled then the Termination Date shall be automatically extended to March 31, 2001;

          (c)   By either Warner-Lambert or Pfizer, if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.4) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.4), in the case of each of (i) and (ii) which is necessary to fulfill the conditions set forth in Sections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.4 has been the cause of such action or inaction;

          (d)   By either Warner-Lambert or Pfizer, if the approvals of the stockholders of either Pfizer or Warner-Lambert contemplated by this Agreement (other than the Board Amendment) shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken;

          (e)   By Pfizer, if Warner-Lambert shall have failed to make the Warner-Lambert Recommendation or effected a Change in the Warner-Lambert Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call the Warner-Lambert Stockholders Meeting in accordance with Section 5.1(b);

          (f)   By Warner-Lambert, if Pfizer shall have failed to make the Pfizer Recommendation or effected a Change in the Pfizer Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call the Pfizer Stockholders Meeting in accordance with Section 5.1(c);

         (g)   By either Pfizer or Warner-Lambert, if there shall have been a breach by the other of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy the conditions set forth in Section 6.2(a) or Section 6.2(b) (in the case of a breach by Warner-Lambert) or Section 6.3(a) or Section 6.3(b) (in the case of a breach by Pfizer), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach;

          (h)   [Intentionally omitted]

          (i)   By Warner-Lambert, if the Board of Directors of Warner-Lambert authorizes Warner-Lambert to enter into a written agreement concerning a transaction that the Board of Directors of Warner-Lambert has determined is a Superior Proposal; provided, that Warner-Lambert shall not terminate this Agreement pursuant to this Section 7.1(i) and enter into a definitive agreement for a Business Combination until the expiration of five (5) Business Days following Pfizer's receipt of written notice advising Pfizer that Warner-Lambert has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Superior Proposal and stating whether Warner-Lambert intends to enter into a definitive agreement for a Business Combination. After providing such notice, Warner-Lambert shall provide a reasonable opportunity to Pfizer during such period to make such adjustments in the terms and conditions of this Agreement as would enable Warner-Lambert to proceed with the Merger on such adjusted terms;

          (j)   By Pfizer, if the Board of Directors of Pfizer authorizes Pfizer to enter into a written agreement concerning a transaction that the Board of Directors of Pfizer has determined is a Superior Proposal; provided, that Pfizer shall not terminate this Agreement pursuant to this Section 7.1(j) and enter into a definitive agreement for a Business Combination until the expiration of five (5) Business Days following Warner-Lambert's receipt of written notice advising Warner-Lambert that Pfizer has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Superior Proposal and stating whether Pfizer intends to enter into a definitive agreement for a Business Combination. After providing such notice, Pfizer shall provide a reasonable opportunity to Warner-Lambert during such period to make such adjustments in the terms and conditions of this Agreement as would enable Pfizer to proceed with the Merger on such adjusted terms; or

          (k)   By either Pfizer or Warner-Lambert, if the Joint Proxy Statement/Prospectus (reflecting pooling of interests accounting treatment) had not been mailed to stockholders of Warner-Lambert and Pfizer on or prior to September 30, 2000, provided that this right of termination is not available to any party which has not used its reasonable best efforts to cause such Joint Proxy Statement/Prospectus to be so mailed.

     7.2   Effect of Termination.  (a)  In the event of termination of this Agreement by either Warner-Lambert or Pfizer as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Pfizer or Warner-Lambert or their respective officers or directors except with respect to Section 3.1(l), Section 3.2(l), Section 5.3, Section 5.7, Section 5.15, this Section 7.2 and Article VIII, which provisions shall survive such termination, and except that, notwithstanding anything to the contrary contained in this Agreement, neither Pfizer nor Warner-Lambert shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

          (b)   In the event that this Agreement is terminated pursuant to Section 7.1 herein under circumstances which constitute either a Pfizer Termination Event or a Neutral Termination Event, then Pfizer shall pay to Warner-Lambert not later than three Business Days after the date of such termination an amount in cash equal to $1.8 billion (the "Pfizer Termination Fee"). In the event this Agreement is terminated pursuant to Section 7.1 herein (a) under circumstances which constitute a Warner-Lambert Termination Event under clauses (ii) or (iv) of the definition thereof (including the proviso to Section 5.15(e)) and (b) at the time of the event giving rise to the right of termination there shall be pending a Superior Proposal with respect to Warner-Lambert, then Warner-Lambert shall pay to Pfizer not later than three Business Days after the date of such termination an amount in cash equal to $500 million (the "Warner-Lambert Termination Fee").

         (c)   If Warner-Lambert receives the Pfizer Termination Fee pursuant to Section 7.2(b) and within twelve months following termination of this Agreement Warner-Lambert enters into a definitive agreement with a third party with respect to a Business Combination, then Warner-Lambert shall repay to Pfizer, without any interest thereon, not later than three Business Days after the date of entering into such definitive agreement, the Pfizer Termination Fee, provided that Warner-Lambert shall not be obligated to repay to Pfizer the Pfizer Termination Fee if (A) Pfizer terminates this Agreement pursuant to Section 7.1(j) herein, (B) (I) Warner-Lambert terminates this Agreement pursuant to Section 7.1(f) herein and (II) Pfizer's Board of Directors shall have, prior to termination, effected a Change in the Pfizer Recommendation following the making of a proposal for a Business Combination with respect to Pfizer that continued to be pending at the time of the event giving rise to the right of termination, (C) (I) either Warner-Lambert or Pfizer terminates this Agreement pursuant to Section 7.1(d) herein (provided the basis for such termination is the failure of Pfizer's stockholders to approve the Share Issuance) and (II) a proposal for a Business Combination with respect to Pfizer had been made prior to such vote and continued to be outstanding at the time of the event giving rise to the right of termination, or (D) at the time of termination of this Agreement, Pfizer had breached its representations, warranties, covenants or obligations under this Agreement which breach entitles Warner-Lambert to terminate this Agreement pursuant to Section 7.1(g). If Pfizer receives the Warner-Lambert Termination Fee pursuant to Section 7.2(b) and within twelve months following termination of this Agreement Pfizer enters into a definitive agreement with a third party with respect to a Business Combination, then Pfizer shall repay to Warner-Lambert, without any interest thereon, not later than three Business Days after the date of entering into such definitive agreement, the Warner-Lambert Termination Fee, provided that Pfizer shall not be obligated to repay to Warner-Lambert the Warner-Lambert Termination Fee if (A) Warner-Lambert terminates this Agreement pursuant to Section 7.1(i) herein, (B) (I) Pfizer terminates this Agreement pursuant to Section 7.1(e) herein and (II) Warner-Lambert's Board of Directors shall have, prior to termination, effected a Change in the Warner-Lambert Recommendation following the making of a proposal for a Business Combination with respect to Warner-Lambert that continued to be pending at the time of the event giving rise to the right of termination, (C) (I) either Warner-Lambert or Pfizer terminates this Agreement pursuant to Section 7.1(d) herein (provided the basis for such termination is the failure of Warner-Lambert's stockholders adopt this Agreement and approve the Merger) and (II) a proposal for a Business Combination with respect to Warner-Lambert had been made prior to such vote and continued to be outstanding at the time of the event giving rise to the right of termination, or (D) at the time of termination of this Agreement, Warner-Lambert had breached its representations, warranties, covenants or obligations under this Agreement which breach entitles Pfizer to terminate this Agreement pursuant to Section 7.1(g).

          (d)   For the purposes of this Section 7.2, "Business Combination" means with respect to Warner-Lambert or Pfizer, as the case may be, (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 40% of the voting securities of such ultimate parent entity, or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person).

           (e)   All payments under this Section 7.2 and Section 5.15 shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive such payment.

     7.3   Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Warner-Lambert and Pfizer, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          7.4   Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII
GENERAL PROVISIONS

          8.1   Non-Survival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein (including Section 5.8) that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII.

           8.2   Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                   (a)  if to Pfizer or Merger Sub, to:
                         Pfizer Inc.
                         235 East 42nd Street
                         New York, New York 10017
                         Fax: (212)
                         Attention: Paul S. Miller, Esq.

                         with a copy to:
                         Cadwalader, Wickersham & Taft
                         100 Maiden Lane
                         New York, New York 10038
                         Fax: (212) 504-6666
                        Attention:   Dennis J. Block, Esq.
                                         Louis J. Bevilacqua, Esq.

                   (b)  if to Warner-Lambert to:
                         Warner-Lambert Company
                         201 Tabor Road
                         Morris Plains, New Jersey 07950
                         Fax: (973) 631-7704
                        Attention: Gregory L. Johnson, Esq.

                        with a copy to:
                        Skadden, Arps, Slate, Meagher & Flom LLP
                        919 Third Avenue
                        New York, New York 10022
                        Fax: (212) 735-2000
                        Attention:  Peter A. Atkins, Esq.
                                        Lou R. Kling, Esq.
                                        Eileen T. Nugent, Esq.

                       Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                       New York, New York 10019
                       Fax:  (212) 403-2000
                       Attention:  Richard D. Katcher, Esq.
                                       Steven A. Cohen, Esq.

     8.3   Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation.

        8.4  Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

        8.5  Entire Agreement; No Third Party Beneficiaries. This Agreement, the Confidentiality Agreement, the letter referenced in Section 1.7, the letters between the General Counsels of the parties dated the date hereof and the other agreements of the parties referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.8 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons). For purposes of clarity, nothing in Section 5.6 is intended to confer upon any Warner-Lambert Employee (US), Warner-Lambert Employee (Non-US) or Warner-Lambert Employee (Collective Bargaining Units), any benefits under any benefits plan, programs, policies or other arrangements, including, but not limited to, the right to employment or continued employment with Pfizer for any period by reason of this Agreement.

      8.6   Governing Law.   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

      8.7   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

      8.8   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct wholly owned Subsidiary of Pfizer without the consent of Warner-Lambert, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    8.9   Submission to Jurisdiction; Waivers.   Each of Pfizer and Warner-Lambert irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of Pfizer and Warner-Lambert hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Pfizer and Warner-Lambert hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10   Enforcement.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.11   Definitions.   As used in this Agreement:

           (a)   "beneficial ownership" or "beneficially own" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

          (b)   "Benefit Plans" means, with respect to any Person, each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on the Warner-Lambert Disclosure Schedule or the Pfizer Disclosure Schedule, as the case may be, to which such Person or its Subsidiary is a party, which is maintained or contributed to by such Person, or with respect to which such Person could incur material liability under Section 4069, 4201 or 4212(c) of ERISA.

          (c)   "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

          (d)   "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          (e)   "Confidentiality Agreement" means the Mutual Confidentiality Agreement, dated January 26, 2000, between Pfizer and Warner-Lambert.

          (f)   "known" or "knowledge" means, with respect to any party, the knowledge of such party's executive officers after reasonable inquiry.

          (g)   "Material Adverse Effect" means, with respect to any entity any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (i) the business, financial condition or results of operations of such entity and its Subsidiaries taken as a whole, other than any event, change, circumstance or effect relating (x) to the economy or financial markets in general or (y) in general to the industries in which such entity operates and not specifically relating to (or having the effect of specifically relating to or having a materially disproportionate effect (relative to most other industry participants) on) such entity or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement. All references to Material Adverse Effect on Pfizer or its Subsidiaries contained in this Agreement shall be deemed to refer solely to Pfizer and its Subsidiaries without including its ownership of Warner-Lambert and its Subsidiaries after the Merger.

          (h)   "the other party" means, with respect to Warner-Lambert, Pfizer and means, with respect to Pfizer, Warner-Lambert.

          (i)   "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (j)   "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (k)   "Superior Proposal" means with respect to Pfizer or Warner-Lambert, as the case may be, a written proposal made by a Person other than either such party which is for (I) (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party as a result of which either (A) such party's stockholders prior to such transaction (by virtue of their ownership of such party's shares) in the aggregate cease to own at least 60% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (B) the individuals comprising the board of directors of such party prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of such party and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of such party whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise (other than a merger, consolidation, share exchange, business combination, tender or exchange offer or other transaction upon the consummation of which such party's stockholders would in the aggregate beneficially own greater than 60% of the voting securities of such Person), and which is (II) otherwise on terms which the Board of Directors of such party in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed; provided that clause (II)(i) of this definition shall not apply with respect to a proposal for Pfizer.

     IN WITNESS WHEREOF, Pfizer, Merger Sub and Warner-Lambert have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PFIZER INC.

By:      s/William C. Steere, Jr.
Name:   William C. Steere, Jr.
Title:      Chairman and Chief Executive Officer

SEMINOLE ACQUISITION SUB CORP.

By: :      s/ David L. Shedlarz
Name: David L. Shedlarz
Title:    President

WARNER-LAMBERT COMPANY

By: :      s/Lodewijk J.R. de Vink
Name: Lodewijk J.R. de Vink
Title:   Chairman, President and
          Chief Executive Officer

EXHIBIT 1.5(b)
  If the Board Amendment is approved by Pfizer's stockholders at the Pfizer Stockholder meeting, Article Seventh, Section 1 of the Pfizer Certificate of Incorporation will be amended to provide that the number of directors of Pfizer shall not be less than ten nor more than twenty-four.

EXHIBIT 1.6(b)
  If the Board Amendment is approved by Pfizer's stockholders at the Pfizer Stockholder meeting, Article II, Section 1 of the Pfizer Bylaws will be amended to provide that the number of directors of Pfizer shall not be less than ten nor more than twenty-four.

EXHIBIT 5.13

Form of Affiliate Letter

[Pfizer Inc.]

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Warner-Lambert Company, a Delaware corporation ("Warner-Lambert"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act). Pursuant to the terms of the Merger Agreement, dated as of February 6, 2000 (the "Agreement"), between Pfizer Inc., a Delaware corporation ("Pfizer"), Seminole Acquisition Sub Corp., a Delaware corporation ("Merger Sub"), and Warner-Lambert, Merger Sub will be merged with and into Warner-Lambert (as defined in the Agreement) (the "Merger").

     As a result of the Merger, I may receive shares of Common Stock, par value $0.05 per share of Pfizer (as defined in the Agreement) (the "Pfizer Common Stock") in exchange for shares owned by me of Common Stock, par value $1.00 per share, of Warner-Lambert.

     1.   Compliance with the Act.   I represent, warrant and covenant to Pfizer that in the event I receive any Pfizer Common Stock as a result of the Merger:

      A.  I shall not make any sale, transfer or other disposition of the Pfizer Common Stock in violation of the Act or the Rules and Regulations.

      B.   I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Pfizer Common Stock to the extent I felt necessary, with my counsel or counsel for Warner-Lambert.

     C.   I have been advised that the issuance of Pfizer Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement of Form S-4. However, I have also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Warner-Lambert, I may be deemed to have been an affiliate of Warner-Lambert and the distribution by me of the Pfizer Common Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Pfizer Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Pfizer, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D.   I understand that Pfizer is under no obligation to register the sale, transfer or disposition of the Pfizer Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available; provided, however, that Pfizer shall meet the requirements of paragraph (c) of Rule 144 promulgated under the Act.

     E.   I also understand that stop transfer instructions will be given to the Pfizer transfer agent with respect to the Pfizer Common Stock and that there will be placed on the Certificates for the Pfizer Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED FEBRUARY ____, 2000 BETWEEN THE REGISTERED HOLDER HEREOF AND PFIZER INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PFIZER INC."

     F. I also understand that unless the transfer by me of my Pfizer Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Pfizer reserves the right to put the following legend on the certificates issued to my transferee:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Pfizer Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired Pfizer Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) Pfizer has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Pfizer, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     2.  Pooling Requirements. The undersigned will not sell, assign, transfer or otherwise dispose of or encumber (i) any shares of Warner-Lambert Common Stock, whether now owned or hereafter acquired by the undersigned, (ii) any options, warrants, or other rights to receive such stock, whether now owned or hereafter acquired by the undersigned, (iii) any shares of Pfizer Common Stock, whether now owned or hereafter acquired by the undersigned or (iv) any options, warrants, or other rights to receive such Pfizer Common Stock, whether now owned or hereafter acquired by the undersigned, in each of the foregoing cases, from thirty (30) days prior to the closing of the Merger until the consolidated results of operations of Pfizer and Warner-Lambert, including at least thirty (30) days of combined operations after the Effective Time (as defined in the Agreement), are made available to the public.

     3.   Certain Tax Matters.   The undersigned does not intend to take a position on any federal or state income tax return that is inconsistent with the treatment of the merger as a tax-free reorganization for federal or state income tax purposes. Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Warner-Lambert as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Accepted this___ day of __________, 2000 by PFIZER INC. By: ___________________________ Name: Title:	Very truly yours, Name: ___________________________

EXHIBIT 5.15(a)

THIRD AMENDMENT TO COLLABORATION AGREEMENT

     Amendment, dated as of _______ __, 2000 (this "Third Amendment to Collaboration Agreement") to the Collaboration Agreement, effective as of June 28, 1996, (the "Collaboration Agreement") by and between Warner-Lambert Company ("Warner-Lambert"), a Delaware Corporation and Pfizer Inc. ("Pfizer"), a Delaware Corporation.

     WHEREAS, the Collaboration Agreement was amended by a First Amendment to Collaboration Agreement, dated February 28, 1997, and a Second Amendment to Collaboration Agreement, dated June 30, 1999; and

     WHEREAS, Warner-Lambert and Pfizer believe that the continuation of the co-promotion of LIPITOR under the Collaboration Agreement for the full ten year term would be beneficial to both Warner-Lambert and Pfizer; and

     WHEREAS, Warner-Lambert recognizes that Pfizer must commit certain resources to the long-term promotion of LIPITOR if the co-promotion of LIPITOR is to be successfully continued for the full ten year term;

     NOW, THEREFORE, as provided for in Section 5.15 of the Agreement and Plan of Merger between Pfizer Inc., Seminole Acquisition Sub Corp., and Warner-Lambert Company, dated February 6, 2000, the parties agree to amend the Collaboration Agreement to provide for the full ten year term of the co-promotion as provided below.

     1. The text of Sections 14.02(a) and 14.02(b) of the Collaboration Agreement are hereby deleted in their entirety, and all references to Sections 14.02(a) and 14.02(b) in the Collaboration Agreement shall likewise be deleted. Warner-Lambert acknowledges that from and after the date hereof Warner-Lambert shall have no termination rights pursuant to Sections 14.02(a) and 14.02(b) of the Collaboration Agreement. The numbering of Section 14.02(c) shall remain unchanged.

     2. Except as specifically amended herein, the Collaboration Agreement shall remain in full force and effect according to its terms.

     IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers have executed this Third Amendment to Collaboration Agreement as of the date first written above.

Warner-Lambert Company By: ___________________________ Name: Title: Pfizer Inc. By: ___________________________ Name: Title:

EXHIBIT 5.15(b)

THIRD AMENDMENT

     Amendment, dated as of __________ __, 2000 (this "Third Amendment") to the International Co-Promotion Agreement, effective as of June 28, 1996 (the "International Co-Promotion Agreement") by and between Warner-Lambert Company, a Delaware Corporation, and Pfizer, Inc., a Delaware Corporation.

     WHEREAS, Warner-Lambert Company has assigned certain of its rights and obligations under the International Co-Promotion Agreement to Warner-Lambert Export Limited, a company organized and existing under the laws of Ireland ("Warner-Lambert"), in accordance with the Assignment and Assumption Agreement dated as of November 1, 1996; and

     WHEREAS, Pfizer, Inc. has assigned certain of its rights and obligations under the International Co-Promotion Agreement to Pfizer Overseas, Inc., a corporation organized and existing under the laws of Delaware ("Pfizer"), in accordance with the Assignment effective as of June 28, 1996; and

     WHEREAS, the International Co-Promotion Agreement has previously been amended by an Amendment and Waiver dated as of December 4, 1997 and by an Amendment dated as of January 16, 1998; and

     WHEREAS, Warner-Lambert and Pfizer believe that the continuation of the co-promotion of LIPITOR under the International Co-Promotion Agreement for the full ten year term would be beneficial to both Warner-Lambert and Pfizer; and

         WHEREAS, Warner-Lambert recognizes that Pfizer must commit certain resources to the long-term promotion of LIPITOR if the Co-Promotion of LIPITOR is to be successfully continued for the full ten year term;

     NOW, THEREFORE, as provided for in Section 5.15 of the Agreement and Plan of Merger between Pfizer, Inc., Seminole Acquisition Sub Corp., and Warner-Lambert Company, dated February 6, 2000, the parties agree to amend the International Co-Promotion Agreement to provide for the full ten year term of the Co-Promotion Agreement as provided below.

        1. The text of Sections 14.02(a) and 14.02(b) of the International Co-Promotion Agreement are hereby deleted in their entirety, and all references to Sections 14.02(a) and 14.02(b) in the International Co-Promotion Agreement shall likewise be deleted. Warner-Lambert acknowledges that from and after the date hereof, Warner-Lambert shall have no termination rights pursuant to Sections 14.02(a) and 14.02(b) of the International Co-Promotion Agreement.

        2. Except as specifically amended herein, the International Co-Promotion Agreement shall remain in full force and effect according to its terms.

      IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this Third Amendment as of the date first written above.

Warner-Lambert Export Limited By: ___________________________ Name: Title: Pfizer Overseas, Inc. By: ___________________________ Name: Title:

EXHIBIT 5.15(c)

_________ ___, 2000

Warner-Lambert Company
201 Tabor Road
Morris Plains, New Jersey 07950

     Re: Norvasc/Lipitor Combination Product

Dear Sirs/Madam:

     Pfizer Inc. ("Pfizer") and Warner-Lambert Company ("Warner-Lambert") are parties to a General Materials Transfer Agreement Between Warner-Lambert Company and Pfizer Inc., dated as of January 11, 2000 (the "Materials Transfer Agreement").

     Warner-Lambert and Pfizer believe that the expansion of the relationship contemplated in the Materials Transfer Agreement would be beneficial to both Warner-Lambert and Pfizer. Accordingly, the parties agree that they will promptly negotiate in good faith and enter into an agreement the "Combination Agreement" to co-develop and co-promote a combination product composed of Norvasc and Lipitor upon the terms set forth in Attachment A, along with such other terms as are appropriate in this type of agreement utilizing the provisions of the Lipitor arrangement as a model where applicable. If the parties are unable to reach agreement, there will be binding commercial arbitration to complete the agreement. Please indicate your agreement by signing below and returning an original to us.

AGREED AND ACCEPTED WARNER-LAMBERT COMPANY By: ___________________________ Name: Title:	Very truly yours, PFIZER INC. By: ___________________________ Name: Title:

NORVASC-LIPITOR COMBINATION PRODUCT

OUTLINE OF KEY TERMS

Parties:	Pfizer Inc. and Warner-Lambert Company (WL) or their designees.
Product:	Combination product containing amlodipine besylate (NORVASC) and calcium salt of atorvastatin (LIPITOR).
Non-Competition:	Except as agreed by the parties, during the term of the Agreement and for two years thereafter neither party can market, sell, detail or promote any Competing Product. Competing Product shall mean any prescription pharmaceutical combination product containing both a statin and an antihypertensive agent, other than the Product.

Co-Promotion and Co-Marketing:	Pfizer and WL would exclusively co-promote the Product in the co-promotion territory and exclusively (or with one or more additional parties agreed by the parties to co-market in the co-marketing territory) co-market in the co-marketing territory (Spain, Italy, Greece).

Co-Promotion Territories:	All countries of the world would be co-promotion countries except for (a) the co-marketing territory and countries where one or the other party does not have sufficient marketing/sales operations, (b) Japan, (c) countries where fixed combinations are not commercially viable or (d) the countries in the co-marketing territory.

Co-Development:	The parties would pursue development of the Product pursuant to a Product Lifecycle Plan which would include dosing strategy and all clinical, preclinical, pharmaceutical, epidemiological modeling, and pharmacoeconomic studies designed to support the approval, marketing, publications, and future labeling changes and new indications relating to the Product. Both parties would be responsible for 50% of development costs as defined in the Combination Agreement. The program will be managed by the Development Subcommittee to be jointly chaired by Pfizer and WL. Pfizer and WL will be jointly responsible for development of formulation.

Co-Operation Structure:	The Agreement will provide for various committees - Executive Management Committee and Global Combination Management Team (GCMT) (to be jointly chaired by Pfizer and WL) with a Global Commercial Subcommittee, Development Subcommittee, Regulatory Subcommittee, and Manufacturing/Supply Subcommittee. The GCMT will develop and approve global and country marketing plans and approve HQ functional plans (e.g., training, marketing research, pharmacy relations). A Country Commercialization Committee would be established in each co-promotion country to develop a Country Marketing Plan to oversee commercialization and development in the particular country. All committees would operate by unanimous consent of the parties; however, if any committee is unable to reach a consensus, and after appeal to the GCMT or Executive Management Committee, the issue would be referred to the CEOs of Pfizer and WL.

Term:	Life of the Product (as long as there are sales of the Product).
Detailing and Promotion Efforts:	Pfizer and WL are required to devote equal efforts and internal resources to marketing and promotional activities for the product, and each party is responsible for an equal number of details. In the U.S., both parties will be required to use specified field forces in the first 2 years. Countries where effort will be unequal, at least in early years, will be dealt with separately. The Agreement will include a compensation formula for a party failing to meet required details on a global basis. A significant effort will be required (not just an add-on to the existing Lipitor promotional activities) and will begin at least one year prior to launch.

Detailing:	The number of details will be specified in the Global Marketing Plans and /or Country Marketing Plans. Parties will agree to a joint sales training program. Details will not include sample drops.
Contract Field Forces:	In the U.S. the use of contract field forces will be agreed by the parties. In the territories outside of the U.S., the Country Marketing Plan will specify the percentage of details that may be satisfied by contract field force. Only "dedicated" contract field forces will be used (selling only Pfizer and WL products). The Product must be first or second detail. Contract field force will only be permitted to detail to primary care physicians.

Global Marketing Plans, Country Marketing Plans and Budgets:	Global Marketing Plan will include pre-launch, launch, and post-launch activities. Both parties will commit to pre-launch activities and a significant launch effort. During pre-launch activities parties will promote awareness of multiple cardiovascular risk factors (non-Product promotion).Global Marketing Plan and marketing budget for the first two years to be included in the Agreement. Annual Global Marketing Plans and marketing budgets for subsequent years will be developed and approved by the GCMT. Global Marketing Plans shall include significant investments and programs aimed at increasing awareness and the need for control of cardiovascular risk factors. All Country Marketing Plans are to be consistent with the Global Marketing Plan. No party shall undertake a marketing or communication program that is not part of an approved Global Marketing Plan or Country Marketing Plan.

Product Expenses:	Each party is required to pay 50% of all Product Expenses. "Product Expenses" means: (a) all out-of-pocket costs and expenses incurred (i.e., paid to third parties or accrued therefor) by Pfizer or WL (other than costs and expenses incurred for the services of a contract sales force) in connection with: (i) marketing, advertising, sampling and promoting of Products (including, without limitation, educational expenses, speakers' programs and symposia and promotional materials), (ii) training and communications materials approved by the GCMT, (iii) Product studies and any fees paid to clinical research organizations in connection with any Product studies, and (iv) submissions to regulatory authorities, including, without limitation, consultant fees relating to such submissions, (b) all costs and direct expenses (as defined in the Combination Agreement) of Pfizer and WL relating to the supply of finished Product and samples and to the distribution of finished Product and samples, and (c) all internal expenses of Pfizer and WL for Product studies determined pursuant to an agreed upon methodology. Product Expense budgets will be allocated and disbursed as per Global Marketing Plans and Country Marketing Plan approved by the GCMT and accounted for as provided in the Agreement and managed by Pfizer. Both parties will agree to mandate both expenditure levels and categories of expenditures for their sales/marketing operations consistent with the relevant Country Marketing Plan.

Net Sales:	"Net Sales" means: the aggregate sales of Pfizer and its Affiliates of Product to unaffiliated third parties in the co-promotion territory (but not including sales between Pfizer and its Affiliates) less: (i) bad debts related to the Products and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties related to sales, and any payment in respect of sales to any governmental or regulatory authority in respect of any Federal or state Medicaid, Medicare or similar program, all as determined in accordance with generally accepted accounting principles on a basis consistent with Pfizer's audited financial statements.

Payments:	Parties will share Net Sales 50/50 after adjustments to Pfizer for declines in NORVASC sales and to W-L Export (and Pfizer, as appropriate, during the term of the LIPITOR arrangement) for declines in LIPITOR sales resulting from switches to the combination drug pursuant to a formula set forth in the Combination Agreement. If no formula is agreed to by the parties after using their respective reasonable best efforts, the parties will share Net Sales 50/50.

Terms of Sale and Booking of Sales:

All conditions for Product, including prices, discounts and rebates wold be provided for in the relevant Country Marketing Plans. All sales of Product will be made by Pfizer in the co-promotion territory. Pfizer and WL will be responsible for all contracting.

NDA and Regulatory Interactions:	The parties will jointly own all regulatory filings and will use reasonable efforts to obtain approval for the agreed-upon indications.
Supply and Inventories of Products:

Pfizer will supply amlodipine for co-promotion countries (as a Product Expense) and will supply for co-marketing countries at a price to be specified in the Agreement. WL will supply atorvastatin for co-promotion countries (as a Product Expense) and will supply for co-marketing countries at a price to be specified in the Agreement. Pfizer will manufacture the Product and WL may participate in manufacturing process. Pfizer and WL agree to maintain inventories of Product equal to six months (of forecast) for the first six months after launch and three months thereafter. If either party fails to supply at least 90% of orders within a timely fashion (provided actual orders are not in excess of parties' forecasts) the agreement provides for certain term extensions to compensate for such a failure of supply.

Trademarks:	The parties will jointly own the trademarks (or equivalent arrangements to be agreed by the parties where such joint ownership is not possible) under which the Product will be sold in co-promotion countries. In co-marketing countries, each party will own its own trademark.

EXHIBIT 6.2(c)(1) Form of CWT Tax Opinion

EXHIBIT 6.2(c)(2) Form of Pfizer Rep Letter

EXHIBIT 6.2(c)(3) Form of WLA Rep Letter

EXHIBIT 6.3(c)(1) Form of SASMF Tax Opinion

INDEX

Page

Acquisition Proposal
Actions
affiliate
Affiliate Agreement
Agreement
AHP Merger Agreement
beneficial ownership
beneficially own
Benefit Plans
Blue Sky Laws
Board Amendment
Board of Directors
Business Combination
Business Day
Certificate
Certificate of Merger
Change
Change in the Pfizer Recommendation
Change in the Warner-Lambert Recommendation
Closing
Closing Date
COBRA
Code
Collaboration Agreement
Confidential Information
Confidentiality Agreement
DGCL
DOJ
EC Merger Regulation
Effective Time
Election Notice
Election Period
employee benefit plan
Environmental Laws
Environmental Liabilities
ERISA
Exchange Act
Exchange Agent
Exchange Fund.
Exchange Ratio
Expenses
Form S-4
FTC
GAAP
Governmental Entity
Hazardous Materials
HSR Act
Intellectual Property
International Co-Promotion Agreement
Joint Proxy Statement/Prospectus
knowledge
known
Liens
Lipitor Agreements
Material Adverse Effect
material contracts
Merger
Merger Consideration
Merger Sub
Necessary Consents
Neutral Termination Event
NYSE
Person
Pfizer
Pfizer Board Approval
Pfizer Bylaw Amendment
Pfizer Common Stock
Pfizer Disclosure Schedule
Pfizer Permits
Pfizer Recommendation
Pfizer Rights
Pfizer Rights Agreement
Pfizer SEC Reports
Pfizer Stock Option Plans
Pfizer Stock Options
Pfizer Stockholder Approval
Pfizer Stockholders Meeting
Pfizer Termination Event
Pfizer Termination Fee
Pfizer Voting Debt
Qualifying Amendment
Regulatory Law
reorganization
Representatives
Required Warner-Lambert Vote
SEC
Securities Act
Share Issuance
Subsidiary
Superior Proposal
Surviving Corporation
Taxes
Termination Date
Violation
WARN Act
Warner-Lambert
Warner-Lambert Board Approval
Warner-Lambert Common Stock
Warner-Lambert Disclosure Schedule
Warner-Lambert Employees (Collective Bargaining Units)
Warner-Lambert Employees (Non-US)
Warner-Lambert Employees (US)
Warner-Lambert Permits
Warner-Lambert Recommendation
Warner-Lambert Rights
Warner-Lambert Rights Agreement
Warner-Lambert SEC Reports
Warner-Lambert Stock Credits
Warner-Lambert Stock Option Plans
Warner-Lambert Stock Options
Warner-Lambert Stockholders Meeting
Warner-Lambert Termination Event
Warner-Lambert Termination Fee
Warner-Lambert Voting Debt

41
14
9, 1, 3
45
 1
33
58
58
58
12
2
58
54
58
3
2
36
37
36
2
2
18
1
48, 1
38
59
1
39
40
2
46
46
58
15
16
58
5
6
6
3
43
34
39
1
12
16
12
16
48
34
59
59
10
46
59
17, 25
1
3
1
12
48
7
59
1
14
3
1
9
14
36
10
10
13
11
11
11
36
47
53
11
35
40
29, 33
38
23
9
9
11
59
59
2
17
51
12
18
1, 37, 1
22
1
18
43
42
42
23
36
19
19
21
4
20
20
36
47
53
20